                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

================================================================================

               CONSOLIDATED COMMUNICATIONS ILLINOIS HOLDINGS, INC.

                                       AND

                CONSOLIDATED COMMUNICATIONS TEXAS HOLDINGS, INC.,
            AS SEVERAL AND NOT JOINT ISSUERS AND AS NOTE GUARANTORS,

                           HOMEBASE ACQUISITION, LLC,
                               AS NOTE GUARANTOR,

                                       AND

                       WELLS FARGO BANK, N.A., AS TRUSTEE

                                    INDENTURE

                           DATED AS OF APRIL 14, 2004

                          9-3/4% SENIOR NOTES DUE 2012

================================================================================


                               TABLE OF CONTENTS

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                                                      ARTICLE 1

                               DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.    Definitions..................................................................................      1
Section 1.02.    Other Definitions............................................................................     27
Section 1.03.    Rules of Construction........................................................................     28
Section 1.04.    Incorporation by Reference of TIA............................................................     29
Section 1.05.    Conflict with TIA............................................................................     29
Section 1.06.    Compliance Certificates and Opinions.........................................................     29
Section 1.07.    Form of Documents Delivered to Trustee.......................................................     30
Section 1.08.    Acts of Noteholders; Record Dates............................................................     30
Section 1.09.    Notices, etc., to Trustee and Company........................................................     32
Section 1.10.    Notices to Holders; Waiver...................................................................     32
Section 1.11.    Effect of Headings and Table of Contents.....................................................     32
Section 1.12.    Surviving Persons and Assigns................................................................     33
Section 1.13.    Separability Clause..........................................................................     33
Section 1.14.    Benefits of Indenture........................................................................     33
Section 1.15.    GOVERNING LAW................................................................................     33
Section 1.16.    Legal Holidays...............................................................................     33
Section 1.17.    No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders......     33
Section 1.18.    Exhibits and Schedules.......................................................................     33
Section 1.19.    Counterparts.................................................................................     33
Section 1.20.    Company as Agent for Issuers.................................................................     33

                                                      ARTICLE 2

                                                      NOTE FORMS

Section 2.01.    Forms Generally..............................................................................     34
Section 2.02.    Form of Trustee's Certificate of Authentication..............................................     35
Section 2.03.    Restrictive and Global Note Legends..........................................................     36

                                                      ARTICLE 3

                                                      THE NOTES

Section 3.01.    Title and Terms..............................................................................     37
Section 3.02.    Denominations................................................................................     38
Section 3.03.    Execution, Authentication and Delivery and Dating............................................     38
Section 3.04.    Temporary Notes..............................................................................     39
Section 3.05.    Paying Agent.................................................................................     39
Section 3.06.    Registration; Registration of Transfer and Exchange..........................................     39
Section 3.07.    Mutilated, Destroyed, Lost and Stolen Notes..................................................     40
Section 3.08.    Payment of Interest Rights Preserved.........................................................     41
Section 3.09.    Persons Deemed Owners........................................................................     42
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Section 3.10.    Cancellation.................................................................................     42
Section 3.11.    Computation of Interest......................................................................     42
Section 3.12.    CUSIP Numbers................................................................................     42
Section 3.13.    Book-Entry Provisions for Global Notes.......................................................     42
Section 3.14.    Special Transfer Provisions..................................................................     44
Section 3.15.    Payment of Additional Interest...............................................................     46

                                                      ARTICLE 4

                                                      COVENANTS

Section 4.01.    Payment of Principal, Premium and Interest...................................................     46
Section 4.02.    Maintenance of Office or Agency..............................................................     46
Section 4.03.    Money for Payments To Be Held in Trust.......................................................     46
Section 4.04.    Limitation on Activities of the Company......................................................     47
Section 4.05.    SEC Reports..................................................................................     48
Section 4.06.    Statement as to Default......................................................................     49
Section 4.07.    Limitation on Indebtedness and Issuance of Preferred Stock...................................     49
Section 4.08.    Limitation on Issuers' Business..............................................................     51
Section 4.09.    Limitation on Restricted Payments............................................................     51
Section 4.10.    Limitation on Restrictions on Distributions from Restricted Subsidiaries.....................     55
Section 4.11.    Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries...................     56
Section 4.12.    Limitation on Asset Sales....................................................................     57
Section 4.13.    Limitation on Transactions with Affiliates...................................................     58
Section 4.14.    Limitation on Liens..........................................................................     60
Section 4.15.    Purchase of Notes upon a Change of Control...................................................     60
Section 4.16.    Designation of Restricted and Unrestricted Subsidiaries......................................     61
Section 4.17.    Limitation on Sale and Leaseback Transactions................................................     62

                                                      ARTICLE 5

                                                      SUCCESSORS

Section 5.01.    Merger, Consolidation and Sale of Property...................................................     62
Section 5.02.    Surviving Person Substituted.................................................................     63

                                                      ARTICLE 6

                                                       REMEDIES

Section 6.01.    Events of Default............................................................................     63
Section 6.02.    Acceleration of Maturity; Rescission and Annulment...........................................     65
Section 6.03.    Other Remedies; Collection Suit by Trustee...................................................     66
Section 6.04.    Trustee May File Proofs of Claim.............................................................     66
Section 6.05.    Trustee May Enforce Claims Without Possession of Notes.......................................     66
Section 6.06.    Application of Money Collected...............................................................     66
Section 6.07.    Limitation on Suits..........................................................................     66
Section 6.08.    Unconditional Right of Holders To Receive Principal and Interest.............................     67
Section 6.09.    Restoration of Rights and Remedies...........................................................     67
Section 6.10.    Rights and Remedies Cumulative...............................................................     67
Section 6.11.    Delay or Omission Not Waiver.................................................................     67
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Section 6.12.    Control by Holders...........................................................................     67
Section 6.13.    Waiver of Past Defaults......................................................................     68
Section 6.14.    Undertaking for Costs........................................................................     68
Section 6.15.    Waiver of Stay, Extension or Usury Laws......................................................     69

                                                      ARTICLE 7

                                                     THE TRUSTEE

Section 7.01.    Certain Duties and Responsibilities..........................................................     69
Section 7.02.    Notice of Defaults...........................................................................     70
Section 7.03.    Certain Rights of Trustee....................................................................     70
Section 7.04.    Not Responsible for Recitals or Issuance of Notes............................................     70
Section 7.05.    May Hold Notes...............................................................................     71
Section 7.06.    Money Held in Trust..........................................................................     71
Section 7.07.    Compensation and Reimbursement...............................................................     71
Section 7.08.    Conflicting Interests........................................................................     71
Section 7.09.    Corporate Trustee Required; Eligibility......................................................     71
Section 7.10.    Resignation and Removal; Appointment of Surviving Person.....................................     72
Section 7.11.    Acceptance of Appointment by Surviving Person................................................     73
Section 7.12.    Merger, Conversion, Consolidation or Succession to Business..................................     73
Section 7.13.    Preferential Collection of Claims Against Issuers............................................     73
Section 7.14.    Appointment of Authenticating Agent..........................................................     73
Section 7.15.    Withholding Taxes............................................................................     73

                                                      ARTICLE 8

                                            HOLDERS' LISTS AND REPORTS BY
                                                 TRUSTEE AND ISSUERS

Section 8.01.    Issuers To Furnish Trustee Names and Addresses of Holders....................................     74
Section 8.02.    Preservation of Information; Communications to Holders.......................................     74
Section 8.03.    Reports by Trustee...........................................................................     74

                                                      ARTICLE 9

                                           AMENDMENT, SUPPLEMENT OR WAIVER

Section 9.01.    Without Consent of Holders...................................................................     75
Section 9.02.    With Consent of Holders......................................................................     75
Section 9.03.    Execution of Amendments, Supplements or Waivers..............................................     76
Section 9.04.    Revocation and Effect of Consents............................................................     77
Section 9.05.    Conformity with TIA..........................................................................     77
Section 9.06.    Notation on or Exchange of Notes.............................................................     77

                                                      ARTICLE 10

                                                 REDEMPTION OF NOTES

Section 10.01.   Right of Redemption..........................................................................     77
Section 10.02.   Applicability of Article.....................................................................     79
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Section 10.03.   Election To Redeem; Notice to Trustee........................................................     79
Section 10.04.   Selection by Trustee of Notes To Be Redeemed.................................................     79
Section 10.05.   Notice of Redemption.........................................................................     79
Section 10.06.   Deposit of Redemption Price..................................................................     80
Section 10.07.   Notes Payable on Redemption Date.............................................................     80
Section 10.08.   Notes Redeemed in Part.......................................................................     81

                                                      ARTICLE 11

                                              SATISFACTION AND DISCHARGE

Section 11.01.   Satisfaction and Discharge of Indenture......................................................     81
Section 11.02.   Application of Trust Money...................................................................     82

                                                      ARTICLE 12

                                          DEFEASANCE OR COVENANT DEFEASANCE

Section 12.01.   The Issuers' Option To Effect Defeasance or Covenant Defeasance..............................     82
Section 12.02.   Defeasance and Discharge.....................................................................     82
Section 12.03.   Covenant Defeasance..........................................................................     83
Section 12.04.   Conditions to Defeasance or Covenant Defeasance..............................................     83
Section 12.05.   Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous
                   Provisions.................................................................................     84
Section 12.06.   Reinstatement................................................................................     84
Section 12.07.   Repayment to Issuers.........................................................................     85

                                                      ARTICLE 13

                                            NOTE GUARANTEES OF THE ISSUERS

Section 13.01.   Guarantees of the Issuers Generally..........................................................     85
Section 13.02.   Continuing Guarantees........................................................................     86
Section 13.03.   Release of Note Guarantees...................................................................     87
Section 13.04.   Deferral of Subrogation......................................................................     87
Section 13.05.   Notation Not Required........................................................................     87
Section 13.06.   Surviving Persons and Assigns of Note Guarantors.............................................     87
Section 13.07.   Notices......................................................................................     87
Section 13.08.   Limitation of Liability of an Issuer that is a Note Guarantor................................     87

                                                      ARTICLE 14

                                            PLEDGE AND GUARANTEE AGREEMENT

Section 14.01.   Pledge and Guarantee Agreement...............................................................     88
Section 14.02.   Recording and Opinions.......................................................................     88
Section 14.03.   Release of Collateral; Release of Note Guarantee of the Company..............................     88
Section 14.04.   Certificates of the Issuers..................................................................     89
Section 14.05.   Authorization of Actions To Be Taken by the Trustee Under the Pledge and Guarantee
                   Agreement..................................................................................     89
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Section 14.06.   Authorization of Receipt of Funds by the Trustee Under the Pledge and Guarantee Agreement....     89
Section 14.07.   Termination of Security Interest.............................................................     90
Section 14.08.   Limitation of Liability of the Company as Note Guarantor.....................................     90
Section 14.09.   Instructions to Trustee......................................................................     90
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Exhibit A        Form of Note
Exhibit B        Form of Certificate of Beneficial Ownership
Exhibit C        Form of Regulation S Certificate
Exhibit D        Form of Pledge and Guarantee Agreement

                                      -v-

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    CERTAIN SECTIONS OF THIS INDENTURE RELATING TO SECTIONS 3.10 THROUGH 3.18
                  INCLUSIVE OF THE TRUST INDENTURE ACT OF 1939:

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                                                                                           INDENTURE
TRUST INDENTURE ACT SECTION                                                                 SECTION
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
Section 310(a)(1)....................................................................   7.09
           (a)(2)....................................................................   7.09
           (a)(3)....................................................................   Not Applicable
           (a)(4)....................................................................   Not Applicable
           (b).......................................................................   7.08
Section 311(a).......................................................................   7.13
           (b).......................................................................   7.13
           (b)(2)....................................................................   8.03
Section 312(a).......................................................................   8.01; 8.02
           (b).......................................................................   8.02
           (c).......................................................................   8.02
Section 313(a).......................................................................   8.03
           (b).......................................................................   8.03
           (c).......................................................................   8.03
           (d).......................................................................   8.03
Section 314(a).......................................................................   4.05
           (a)(4)....................................................................   1.02; 4.06
           (b).......................................................................   Not Applicable
           (c)(1)....................................................................   1.06
           (c)(2)....................................................................   1.06
           (c)(3)....................................................................   Not Applicable
           (d).......................................................................   Not Applicable
           (e).......................................................................   1.06
Section 315(a).......................................................................   7.01
           (b).......................................................................   7.02 8.03
           (c).......................................................................   7.01
           (d).......................................................................   7.01
           (d)(1)....................................................................   7.01
           (d)(2)....................................................................   7.01
           (d)(3)....................................................................   7.01
           (e).......................................................................   6.14
Section 316(a).......................................................................   1.01; 6.12
           (a)(1)(A).................................................................   6.02; 6.12
           (a)(1)(B).................................................................   6.13
           (a)(2)....................................................................   Not Applicable
           (b).......................................................................   6.08
           (c).......................................................................   1.08
Section 317(a)(1)....................................................................   6.03
           (a)(2)....................................................................   6.04
           (b).......................................................................   4.03
Section 318(a).......................................................................   1.05

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This cross-reference table shall not for any purpose be deemed to be part of this Indenture.

            INDENTURE, dated as of April 14, 2004 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), among Consolidated Communications Illinois Holdings, Inc., a corporation organized under the laws of the State of Delaware, and Consolidated Communications Texas Holdings, Inc., a corporation organized under the laws of the State of Delaware, as several and not joint Issuers and as Note Guarantors; Homebase Acquisition, LLC, a limited liability company organized under the laws of the state of Delaware, as Note Guarantor; and Wells Fargo Bank, N.A., a national banking association, as Trustee.

                   RECITALS OF THE ISSUERS AND NOTE GUARANTORS

            Each Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes. Each Note Guarantor has duly authorized the execution and delivery of this Indenture or the Pledge and Guarantee Agreement, as applicable, to provide for its guarantee of the Notes, as provided in this Indenture or the Pledge and Guarantee Agreement, as applicable. Each Note Guarantor has received good and valuable consideration for its execution and delivery of this Indenture and its guarantee of the Notes.

            All things necessary to make the Original Notes, when executed and delivered by the Issuers and authenticated and delivered by the Trustee hereunder and duly issued by the Issuers, the valid several obligations of the Issuers, and to make this Indenture a valid agreement of the Issuers and each Note Guarantor party hereto as of the date hereof, in accordance with the terms of the Original Notes and this Indenture, have been done.

            NOW, THEREFORE, THIS INDENTURE WITNESSETH:

            For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and ratable benefit of all Holders of the Notes, as follows:

                                    ARTICLE 1

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

            Section 1.01. Definitions.

            "Acquired Indebtedness" means Indebtedness of any Person that is assumed by an Issuer or any of its Restricted Subsidiaries in connection with its acquisition of assets from such Person or any Affiliate thereof or is issued and outstanding on or prior to the date on which such Person was acquired by, merged into or consolidated with such Issuer or any of its Restricted Subsidiaries or merged or consolidated with or into such Issuer or any of its Restricted Subsidiaries (other than Indebtedness Incurred to finance, or otherwise in connection with, such acquisition).

            "Acquisition" means the acquisition by the Company, through its indirect Wholly Owned Subsidiary Texas Acquisition, of TXUCV from Pinnacle One for a purchase price of $527 million, subject to adjustment pursuant to the terms and conditions set forth in the Stock Purchase Agreement.

            "Additional Assets" means (a) any Property (other than cash, cash equivalents and securities) to be owned by an Issuer or any of its Restricted Subsidiaries and used in a Telecommunications Business; or (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by an Issuer or another of its Restricted Subsidiaries from any Person other than an Affiliate of such Issuer; provided, however, that, in the case of clause (b), such Restricted Subsidiary is primarily engaged in a Telecommunications Business. For the avoidance of doubt, the making of capital expenditures in a Telecommunications Asset or Telecommunications Business by an Issuer or any of its Restricted Subsidiaries will constitute the purchase of, or investment or reinvestment in, Additional Assets.

            "Additional Notes" means any Notes issued under this Indenture in addition to the Original Notes (other than any Notes issued pursuant to Section 3.04, 3.05, 3.06, 3.12(c), 3.12(d) or 10.08).

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.12 and 4.13 of this Indenture and the definition of "Additional Assets" only, "Affiliate" shall also mean any beneficial owner of shares representing 10.0% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

            "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by an Issuer or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

            (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares) or

            (b) any other assets of an Issuer or any of its Restricted Subsidiaries outside of the ordinary course of business of such Issuer or its Restricted Subsidiaries

      (other than, in the case of clauses (a) and (b) above,

            (1) any disposition by a Restricted Subsidiary to an Issuer or by an Issuer or any Restricted Subsidiary to a Restricted Subsidiary,

            (2) for purposes of Section 4.12 only, (x) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by
      Section 4.09 and (y) contemporaneous exchanges by an Issuer or any Restricted Subsidiary of Telecommunications Assets for other Telecommunications Assets in the ordinary course of business; provided that the applicable Telecommunications Assets received by such Issuer or its Restricted Subsidiaries have at least substantially equal Fair Market Value to such Issuer or its Restricted Subsidiaries (as evidenced by a board resolution of the Board of Directors of such Issuer),

            (3) any disposition effected in compliance with the first paragraph of Section 5.01,

            (4) any disposition of Property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable or not required for use in connection with the business of an Issuer or any Restricted Subsidiary, as the case may be,

            (5) the lease, assignment or sublease of any real or personal property in the ordinary course of business,

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            (6) a disposition of cash or Temporary Cash Investments,

            (7) any sale or disposition deemed to occur in connection with creating, granting or exercising remedies in respect of any Permitted Liens or Liens permitted pursuant to Section 4.14, and

            (8) a transaction or series of related transactions for which the Company or its Related Subsidiaries receive aggregate consideration of less than $1.0 million).

            "Attributable Indebtedness" in respect of a Sale and Leaseback Transaction means, at any date of determination, (a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Indebtedness represented thereby according to the definition of "Capital Lease Obligation" and (b) in all other instances, the greater of (1) the Fair Market Value of the Property subject to such Sale and Leaseback Transaction and (2) the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

            "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 7.14 to act on behalf of the Trustee to authenticate Notes of one or more series.

            "Average Life" means, as of any date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

            "Board of Directors" of a Person means the board of directors or other governing body of the Ultimate Parent Person (as defined in the definition of "Change of Control") of such Person or any committee thereof duly authorized to act on behalf of such board or governing body.

            "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City or Mattoon, Illinois.

            "Capital Lease Obligation" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.14, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

            "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

            "Capital Stock Sale Proceeds" means the aggregate cash proceeds or Fair Market Value of Property or assets received by an Issuer from the issuance or sale (other than to a Subsidiary of such Issuer or an employee stock ownership plan or trust established by such Issuer or any such Subsidiary of such Issuer for the benefit of its employees) by such Issuer of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "CCI Illinois" means Consolidated Communications Illinois Holdings, Inc., a Delaware corporation, and any successor in interest thereto.

            "CCI Texas" means Consolidated Communications Texas Holdings, Inc., a Delaware corporation, and any successor in interest thereto.

            "Change of Control" means the occurrence of any of the following events:

            (a) prior to the first Public Equity Offering that results in a Public Market, the Permitted Holders cease to be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Permitted Holders or otherwise (for purposes of this clause (a), the Permitted Holders will be deemed to beneficially own any Voting Stock of a specified Person held directly or indirectly by a Person so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such Person); or

            (b) on or after the first Public Equity Offering that results in a Public Market, (i) if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35.0% or more of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders are the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person or group (for purposes of this clause (b) (i) a Person or group (a "Parent Group") shall be deemed to beneficially own any Voting Stock of a specified Person (a "Subsidiary Person") held by an intermediate Person (an "Intermediate Person") so long as such Parent Group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such Intermediate Person and (ii) a Parent Group shall be deemed to own the percentage of Voting Stock of a Subsidiary Person that it owns of an Intermediate Person so long as such Intermediate Person beneficially owns all of the Voting Stock of such Subsidiary Person); or

            (c) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Subsidiary or direct or indirect parent of the Company or one or more

      Permitted Holders), shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person (other than with a direct or indirect parent or subsidiary of the Company or one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where (1) the outstanding Voting Stock of the Company is reclassified into or exchanged for Voting Stock of the surviving Person and (2) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving Person immediately after such transaction; or

            (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment or whose nomination for election (1) was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (2) was pursuant to one or more agreements among members in effect on the Issue Date) cease for any reason to constitute a majority of the Board of Directors then in office; or

            (e) the members of the Company shall have approved any plan of liquidation or dissolution of the Company.

            For the avoidance of doubt, by way of example, with respect to clause (b) above, if the Company is a wholly owned subsidiary of an Intermediate Person and such Intermediate Person is a wholly owned subsidiary of an Intermediate Person (such top level Intermediate Person being an "Ultimate Parent Person"), beneficial ownership of such Ultimate Parent Person shall be deemed to be beneficial ownership of the Company.

            Notwithstanding the foregoing, a transaction effected to create a new holding company of the Issuers other than Homebase pursuant to an Intermediate Holdco Reorganization or otherwise will not be deemed to constitute a Change of Control if (1) pursuant to such transaction each Issuer becomes a Wholly Owned Subsidiary of such holding company and (2) the events or circumstances set forth in clause (a) or (b) above, as applicable, do not occur with respect to such new holding company (as if it were the "Company") in connection with such reorganization.

            "Clearstream" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Collateral" means all of the Pledged Stock (as defined in the Pledge and Guarantee Agreement).

            "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

            "Company" means Homebase Acquisition, LLC, a Delaware limited liability company, and any successor in interest thereto; provided, however, that if there is an Intermediate Holdco Reorganization, "Company" shall mean the immediate parent of the Issuers as contemplated by such Intermediate Holdco Reorganization.

            "Company Request", "Company Order" and "Company Consent" mean, respectively, a written request, order or consent signed in the name of the Company or the Issuers, as the case may be, pursuant to Section 1.20 by an Officer of the Company (in the case of the Company) or an Officer of each Issuer (in the case of the Issuers).

            "Consolidated Interest Expense" means, for any period, the total interest expense of the Issuers and their Restricted Subsidiaries on a consolidated combined basis, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Issuers or their Restricted Subsidiaries, without duplication,

            (a) interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to capital leases,

            (b) amortization of debt discount and debt issuance cost, including commitment fees,

            (c) capitalized interest,

            (d) non-cash interest expenses,

            (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

            (f) net costs associated with Hedging Obligations (including amortization of fees),

            (g) Disqualified Stock Dividends,

            (h) Preferred Stock Dividends,

            (i) interest Incurred in connection with Investments in discontinued operations,

            (j) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by an Issuer or any of its Restricted Subsidiaries and

            (k) the lesser of (1) cash contributions to any employee stock ownership plan or similar trust and (2) the interest or fees paid by such plan or trust to any Person (other than the Issuers) in connection with Indebtedness Incurred by such plan or trust.

            "Consolidated Net Income" means, for any period, the net income
(loss) of the Issuers and their Subsidiaries on a consolidated combined basis; provided, however, that there shall not be included in such Consolidated Net Income

            (a) any net income (loss) of any Person (other than the Issuers) if such Person is not a Restricted Subsidiary of an Issuer, except that (1) subject to the exclusion contained in clause (c) below, there shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Issuers or their Restricted Subsidiaries as a dividend or other distribution, whether or not reflected on the Issuers' consolidated combined income statement, and
      (2) the Issuers' equity in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

            (b) any net income (but not loss) of any Restricted Subsidiary of an Issuer, if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to such Issuer, except that, subject to the exclusion contained in clause (c) below, such Issuer's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to such Issuer or another of such Issuer's Restricted Subsidiaries as a dividend or other distribution, plus the amount of income accrued during such period in excess of such distributed cash to the extent such excess income could be distributed on the date of determination (subject, in the case of a dividend or other distribution to another Restricted Subsidiary of such Issuer, to the limitation contained in this clause),

            (c) any gain (but not loss) realized upon the sale or other disposition of any Property of the Issuers or any of their Subsidiaries on a consolidated combined basis (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business,

            (d) any net, after tax extraordinary gain or loss,

            (e) the cumulative effect of a change in accounting principles and

            (f) any non-cash compensation expense realized for grants of performance shares, stock options or other stock awards to officers, directors and employees of an Issuer or any of its Restricted Subsidiaries,

in each case, for such period.

            "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be administered, which office on the Issue Date is located at 213 Court Street, Suite 703, Middletown, CT, 06457, Attn: Corporate Trust Office.

            "Credit Agreement" means that certain credit agreement, dated as of April 14, 2004, among Homebase, CCI Texas, CCI Illinois, Consolidated Communications, Inc., Consolidated Communications Acquisition Texas Inc., the lenders referred to therein, Citicorp North America, Inc., as administrative agent, Credit Suisse First Boston LLC, as syndication agent, Credit Suisse First Boston LLC and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, and Deutsche Bank Trust Company Americas, as documentation agent.

            "Credit Facilities" means one or more of (1) the Credit Agreement and (2) other facilities or arrangements, in each case with one or more banks or other institutions providing for revolving credit loans, term loans, receivables financings (including without limitation through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, including but not limited to any promissory notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks or other institutions or other banks or other institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term "Credit Facility" shall include any agreement

            (a) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby,

            (b) adding Subsidiaries as additional borrowers or guarantors thereunder,

            (c) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or

            (d) otherwise altering the terms and conditions thereof.

            "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

            "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

            "Depositary" means The Depository Trust Company, its nominees and successors.

            "Designated Non-Cash Consideration" means the Fair Market Value of non-cash consideration received by an Issuer or a Restricted Subsidiary in connection with an Asset Sale that is designated as Designated Non-Cash Consideration pursuant to an Officers' Certificate setting forth the basis of such valuation, less the amount of cash equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or (c) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock, on or prior to, in the case of clause (a),
(b) or (c), the date that is 91 days after the Stated Maturity of the Notes, provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock in cash upon the occurrence of an "Asset Sale" or "Change of Control" (or similar terms having the same meaning) occurring prior to the date that is 91 days after the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

            (x) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described in Sections
      4.12 and 4.15 of this Indenture; and

            (y) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any notes tendered pursuant thereto;

provided further, however, that any Capital Stock of an Issuer that would otherwise constitute Disqualified Stock shall not be deemed to constitute Disqualified Stock if the holders thereof cannot require that it be paid or redeemed in cash upon its Stated Maturity or upon the happening of any event if the issuer thereof has the option to satisfy its obligations thereunder in additional shares of Capital Stock (provided that such additional shares of Capital Stock would not otherwise constitute Disqualified Stock).

            "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of an Issuer held by Persons other than a Wholly Owned Subsidiary of such Issuer. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to such Issuer.

            "EBITDA" means, for any period, an amount equal to, for the Issuers and their Restricted Subsidiaries on a consolidated combined basis, (a) the sum of Consolidated Net Income for such period, plus the following to the extent deducted in computing Consolidated Net Income for such period:

            (1) the provision for taxes based on income or profits or utilized in computing net loss,

            (2) Consolidated Interest Expense,

            (3) depreciation expense,

            (4) amortization expense,

            (5) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period),

            (6) the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Company or any of its Equity Investors (or any accruals relating to such fees and related expenses) during such period, provided that such amount shall not exceed $5.0 million in any fiscal year, and

            (7) (a) any unusual or nonrecurring charges, fees or expenses, including those relating to the Transactions (including for severance payments, retention bonuses, transaction fees and expenses and other unusual or nonrecurring charges, fees or expenses relating to the Transactions) to the extent incurred on or prior to the Issue Date and (b) other charges relating to the integration of the businesses and operations of the Issuers and their Subsidiaries after the Issue Date up to, in the case of clause (b) of this paragraph (7), an aggregate of $15.0 million for fiscal years 2004 and 2005, minus (b) all non-cash items increasing Consolidated Net Income for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of an Issuer shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary of an Issuer was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to such Issuer by such Restricted Subsidiary without prior approval of any governmental body or regulatory authority (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

            For the avoidance of doubt, the adjustments to "cash flows from investing activities" under the column "Unaudited Combined Pro Forma" for the year ended December 31, 2003 in the Offering

Circular under "Summary -- Summary Unaudited Combined Pro Forma Financial and Other Data" shall be deemed to fall within the definition of "EBITDA."

            "Equity Investors" means (1) Central Illinois Telephone, LLC and its current or future Affiliates, (2) Providence Equity Partners IV, L.P. and its current or future Affiliates and (3) Spectrum Equity Investors IV, L.P. and its current or future Affiliates.

            "Equity Sale" means (1) a Public Equity Offering following which a Public Market exists or (2) a Strategic Equity Investment.

            "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Notes" means the Issuers' 9-3/4% Senior Notes due 2012, containing terms substantially identical to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes may omit terms with respect to transfer restrictions and may be registered under the Securities Act, and (ii) certain provisions relating to an increase in the stated rate of interest thereon may be eliminated), that are issued and exchanged for (a) the Initial Notes, as provided for in the Registration Rights Agreement or (b) such Initial Additional Notes as may be provided in any registration rights agreement relating to such Additional Notes and this Indenture (including any amendment or supplement hereto).

            "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided, (a) if such Property has a Fair Market Value equal to or less than $5.0 million, by any Officer of the applicable Issuer or (b) if such Property has a Fair Market Value in excess of $5.0 million, by a majority of the Board of Directors of the applicable Issuer and evidenced by a board resolution, dated within 30 days of the relevant transaction, delivered to the Trustee.

            "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth

            (a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

            (b) in the statements and pronouncements of the Financial Accounting Standards Board,

            (c) in such other statements by such other entity as approved by a significant segment of the accounting profession and

            (d) in the rules and regulations of the SEC or the Public Company Accounting Oversight Board governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include (1) endorsements for collection or deposit in the ordinary course of business or (2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (c) of the definition of "Permitted Investments." The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

            "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

            "Holder" or "Noteholder" means the Person in whose name a Note is registered in the Register.

            "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness; provided further, however, that solely for purposes of determining compliance with Section 4.07 of this Indenture, amortization of debt discount shall not be deemed to be the Incurrence of Indebtedness, provided that in the case of Indebtedness sold at a discount, the amount of such Indebtedness Incurred shall at all times be the accreted value of such Indebtedness.

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication),

            (a) the principal of and premium (if any) in respect of (1) debt of such Person for money borrowed and (2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

            (b) all Capital Lease Obligations of such Person and all Attributable Indebtedness in respect of Sale and Leaseback Transactions entered into by such Person;

            (c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

            (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

            (e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends but only to the extent that any such dividends are mandatorily payable pursuant to the certificate of designations, or other applicable instrument, pursuant to which such Preferred Stock was issued);

            (f) all obligations of the type referred to in clauses (a) through
      (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

            (g) all obligations of the type referred to in clauses (a) through
      (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and

            (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Indebtedness represented by a Hedging Obligation shall be equal to (1) zero if such Hedging Obligation has been Incurred pursuant to clause (h) of the second paragraph of Section 4.07 of this Indenture or (2) the notional amount of such Hedging Obligation if not Incurred pursuant to such clause. Notwithstanding the foregoing, "Indebtedness" shall not include (1) advance payments by customers in the ordinary course of business for services or products to be provided or delivered in the future or (2) deferred taxes.

            "Independent Appraiser" means an investment banking firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of the Company or either Issuer.

            "Initial Additional Notes" means Additional Notes issued in an offering not registered under the Securities Act (and any Notes issued in respect thereof pursuant to Section 3.04, 3.05, 3.06, 3.12(c), 3.12(d) or 10.08).

            "Initial Notes" means the Issuers' 9-3/4% Senior Notes due 2012, issued on the Issue Date (and any Notes issued in respect thereof pursuant to Section 3.04, 3.05, 3.06, 3.12(c), 3.12(d) or 10.08).

            "Interest Payment Date" means, when used with respect to any Note and any installment of interest thereon, the date specified in such Note as the fixed date on which such installment of interest is due and payable, as set forth in such Note.

            "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

            "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person but shall exclude direct or indirect advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on an Issuer's or any Restricted Subsidiary's balance sheet, endorsements for collection or deposit arising in the ordinary course of business and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. For purposes of Sections 4.09 and 4.16 of this Indenture and the definition of "Restricted Payment," "Investment" shall include the portion (proportionate to an Issuer's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of an Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary. In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

            "Issue Date" means the first date on which Initial Notes are issued.

            "Issuers" means CCI Illinois and CCI Texas.

            "Leverage Ratio" means the ratio of (a) the outstanding Indebtedness of the Issuers and their Restricted Subsidiaries on a consolidated combined basis to (b) the Pro Forma EBITDA for the last four full fiscal quarters preceding the date on which such calculation is made.

            "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

            "LLC Agreement" means the Second Amended and Restated Limited Liability Company Agreement, dated as of January 15, 2004 among Homebase and the members listed on Schedule A thereto, as the same may be amended from time to time.

            "Moody's" means Moody's Investors Service, Inc. and any successor to the rating agency business thereof.

            "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of

            (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

            (b) all payments made on any Indebtedness that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

            (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale,

            (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale, and

            (e) any portion of the purchase price from an Asset Sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with that Asset Sale; provided, however, that upon the termination of such escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to an Issuer or any Restricted Subsidiary.

            "Note Guarantee" means any of (x) the Guarantee of the Notes by the Company to be entered into on the Issue Date pursuant to the Pledge and Guarantee Agreement and (y) the Guarantee of the Guaranteed CCI Illinois Obligations by CCI Texas and the Guarantee of the Guaranteed CCI Texas Obligations by CCI Illinois to be entered into on the Issue Date as provided in
Section 13.01.

            "Note Guarantor" means each of the Company and the Issuers pursuant to the Note Guarantee.

            "Notes" means the Initial Notes, any Additional Notes, the Exchange Notes and any Notes issued in respect thereof pursuant to Section 3.04, 3.05, 3.06, 3.12(c), 3.12(d) or 10.08.

            "Offering Circular" means the Offering Circular of the Issuers and the Company dated April 2, 2004.

            "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer or any Vice President of the Company.

            "Officers' Certificate" means a certificate signed by two Officers of the applicable Issuer, at least one of whom shall be the principal executive officer or principal financial officer of such Issuer, and delivered to the Trustee.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers or the Trustee.

            "Original Notes" means the Initial Notes and any Exchange Notes issued in exchange therefor.

            "Outstanding" when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

            (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

            (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; and

            (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture.

            A Note does not cease to be Outstanding because an Issuer or any Affiliate of the Issuers holds the Note, provided that in determining whether the Holders of the requisite amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by an Issuer or any Affiliate of an Issuer shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee's right to act with respect to such Notes and that the pledgee is not an Issuer or an Affiliate of either Issuer.

            "Parent" means the direct and/or indirect parent of the Company and the Issuers, including by means of any reorganization, conversion, merger or other transaction, and any successor in interest thereto.

            "Paying Agent" means any Person authorized by either Issuer to pay the principal of (and premium, if any) or interest on any Notes on behalf of such Issuer.

            "Permitted Holder" means any of the Equity Investors or any successor entity of the Equity Investors controlled by the current principals of the Equity Investors or any entity controlled by, or under common control with, the Equity Investors and their respective estates, spouses, ancestors and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act), individually or collectively with any of the foregoing, at least a majority of the total voting power of the Voting Stock of such Person.

            "Permitted Investment" means any Investment by the Issuers or their Restricted Subsidiaries in:

            (a) an Issuer or any Restricted Subsidiary of such Issuer, or any Person that will, upon the making of such Investment, become a Restricted Subsidiary;

            (b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, such Issuer or its Restricted Subsidiaries, provided that such Person's primary business is a Telecommunications Business;

            (c) Temporary Cash Investments;

            (d) receivables owing to an Issuer or its Restricted Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as such Issuer or its Restricted Subsidiary deems reasonable under the circumstances;

            (e) payroll, travel and similar advances to employees and other advances to customers and vendors, in each case, to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business of an Issuer or its Restricted Subsidiaries;

            (f) loans and advances to employees made in the ordinary course of business of an Issuer or its Restricted Subsidiaries, as the case may be, provided that such loans and advances do not exceed $2.0 million at any one time outstanding;

            (g) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to an Issuer or its Restricted Subsidiaries or in satisfaction of judgments;

            (h) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.12 of this Indenture;

            (i) any acquisition of assets solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of an Issuer or any of its Restricted Subsidiaries;

            (j) Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;

            (k) Investments in the Notes, any Additional Notes or any Exchange Notes;

            (l) any Person where such Investment was acquired by the Company, an Issuer or any Restricted Subsidiary (1) in exchange for any other Investment or accounts receivable held by the Company, an Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (2) as a result of a foreclosure by the Company, an Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

            (m) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Company, an Issuer or any Restricted Subsidiary;

            (n) other Investments equal to the amount of net proceeds received by the Company or an Issuer (and if received by the Company, which proceeds are contributed to an Issuer or the Issuers) after the closing date from an Equity Sale or as a capital contribution, from the sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a direct or indirect Subsidiary of the Company, except to the extent such net proceeds are used to make Restricted Payments permitted pursuant to clause (a)(3)(B) of Section 4.09;

            (o) any Investment existing as of the Issue Date, and any amendment, modification, extension or renewal thereof to the extent such amendment, modification, extension or renewal does not require an Issuer or any Restricted Subsidiary to make any additional cash or non-cash payments or provide additional services in connection therewith; and

            (p) other Investments made for Fair Market Value that do not exceed $10.0 million outstanding at any one time in the aggregate, when taken together with all other Investments made pursuant to this clause (p) since the Issue Date.

            "Permitted Liens" means:

            (a) Liens to secure Indebtedness permitted to be Incurred under
      Section 4.07(b)(2) of this Indenture and Hedging Obligations in respect of such Indebtedness owed to lenders under the Credit Facilities and their Affiliates (even if such lender ceases to be a party to the Credit Facilities);

            (b) Liens to secure Indebtedness permitted to be Incurred under
      Section 4.07(b)(3) of this Indenture, provided that any such Lien may not extend to any Property of an Issuer or any of its Restricted Subsidiaries, other than the Property acquired, constructed or leased with the proceeds of such Indebtedness and any improvements or accessions to such Property;

            (c) Liens for taxes, assessments or governmental charges or levies on the Property of an Issuer or any of its Restricted Subsidiaries if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

            (d) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of an Issuer or any of its Restricted Subsidiaries arising in the ordinary course of business and securing payment of obligations that are being contested in good faith and by appropriate proceedings, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

            (e) Liens on the Property of an Issuer or any of its Restricted Subsidiaries Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in the ordinary course of business (including, without limitation, landlord Liens on leased properties), in each case which are not Incurred in connection with the Incurrence of Indebtedness and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of such Issuer and its Restricted Subsidiaries taken as a whole;

            (f) Liens on Property at the time an Issuer or any of its Restricted Subsidiaries acquired such Property, including any acquisition by means of a merger or consolidation with or into such Issuer or any of its Restricted Subsidiaries; provided, however, that any such Lien may not extend to any other Property of such Issuer or any of its Restricted Subsidiaries; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by such Issuer or any of its Restricted Subsidiaries;

            (g) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary of an Issuer; provided, however, that any such Lien may not extend to any other Property of such Issuer or any of its other Restricted Subsidiaries that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

            (h) pledges or deposits by an Issuer or any of its Restricted Subsidiaries under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Issuer or any of its Restricted Subsidiaries is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

            (i) minor survey exceptions, minor encumbrances, or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its Properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said Properties or materially impair their use in the operation of the business of such Person;

            (j) Liens in favor of an Issuer or any Restricted Subsidiary;

            (k) leases or subleases granted to, and any operating lease with, third persons in the ordinary course of business of an Issuer or any Restricted Subsidiary;

            (l) Liens securing reimbursement obligations with respect to letters of credit which encumber Property relating to such letters of credit and the products and proceeds thereof;

            (m) attachment or judgment Liens not giving rise to a Default or an Event of Default;

            (n) customary Liens for the fees, costs and expenses of trustees and escrow agents pursuant to an indenture, escrow agreement or similar agreement establishing a trust or escrow arrangement, and Liens pursuant to merger agreements, stock purchase agreements, asset sale agreements, option agreements and similar agreements in respect of the disposition of Property or assets of an Issuer or any Restricted Subsidiary on the Property to be disposed of, to the extent such dispositions are permitted hereunder;

            (o) Liens existing on the Issue Date not otherwise described in clauses (a) through (n) above;

            (p) Liens on the Property of an Issuer or any of its Restricted Subsidiaries to secure any Refinancing, in whole or in part, of any Indebtedness secured by Liens referred to in clause (b), (f), (g) or (o) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Indebtedness that is secured by such Lien shall not be increased to an amount greater than the sum of (1) the outstanding principal amount, or, if greater, the committed amount, of the Indebtedness secured by Liens described under clause (b), (f), (g) or (o) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture and (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by an Issuer or such Restricted Subsidiary in connection with such Refinancing;

            (q) Liens securing Indebtedness in an aggregate principal amount not to exceed $50.0 million at any one time outstanding and permitted to be Incurred under paragraph (a) of Section 4.07 of this Indenture and Hedging Obligations in respect of such Indebtedness owed to lenders under a Credit Facility and their Affiliates (even if such lender ceases to be a party to such Credit Facility);

            (r) Liens granted to secure the Notes pursuant to Section 4.14 of this Indenture; and

            (s) Liens not otherwise permitted by clauses (a) through (r) above encumbering assets having an aggregate Fair Market Value not in excess of $5.0 million.

            "Permitted Refinancing Indebtedness" means any Indebtedness that Refinances any other Indebtedness, including any successive Refinancings, so long as

            (a) such Indebtedness is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of (1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced and (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

            (b) the Average Life of such Indebtedness is equal to or greater than the Average Life of the Indebtedness being Refinanced,

            (c) the Stated Maturity of such Indebtedness is no earlier than the Stated Maturity of the Indebtedness being Refinanced and

            (d) the new Indebtedness shall not be senior in right of payment to the Indebtedness that is being Refinanced;

provided, however, that Permitted Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of an Issuer or (y) Indebtedness of an Issuer or its Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary of such Issuer.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Place of Payment" means a city or any political subdivision thereof referred to in Article 3 and initially designated under Section 4.02.

            "Pledge and Guarantee Agreement" means that certain pledge and guarantee agreement, dated as of April 14, 2004, among the Company, Citicorp North America, Inc., as collateral agent for the first priority secured parties and Wells Fargo Bank, N.A., as collateral agent for the second priority secured parties.

            "Predecessor Notes" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

            "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

            "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries of an Issuer held by Persons other than such Issuer or a Wholly Owned Subsidiary of such Issuer. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

            "Professional Service Fee Agreements" means each of the Professional Service Fee Letter Agreement dated as of the Issue Date among Homebase, CCI, Richard Lumpkin, Providence Equity Partners IV, Inc. and Applegate & Collatos, Inc. and the Professional Service Fee Letter Agreement dated as of the Issue Date among Texas Acquisition, Richard Lumpkin, Providence Equity Partners IV, Inc. and Applegate & Collatos, Inc.

            "Pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, (1) a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors of the applicable Issuer after consultation with the independent certified public accountants of the Issuers, or (2) otherwise a calculation made in good faith by the Board of Directors of the applicable Issuer after consultation with the independent certified public accountants of the Issuers, as the case may be.

            "Pro Forma EBITDA" means, for any period, the EBITDA of the Issuers and their Restricted Subsidiaries on a consolidated combined basis, after giving effect to the following: if (a) since the beginning of such period, the Issuers or any of their Restricted Subsidiaries shall have made any Asset Sale, Investment (by merger or otherwise) in any Restricted Subsidiary of such Issuer (or any Person that becomes a Restricted Subsidiary of such Issuer) or an acquisition of Property, (b) the transaction giving rise to the need to calculate Pro Forma EBITDA is such an Asset Sale, Investment or acquisition or
(c) since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of such Issuer or was merged with or into such Issuer or any Restricted Subsidiary of such Issuer since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition occurred on the first day of such period.

            For purposes of this definition, notwithstanding the definition of "pro forma," EBITDA shall be calculated on a pro forma basis after giving effect to cost savings resulting from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation practices, consolidation of property, casualty and other insurance coverage and policies, standardization of sales representation commissions and other contract rates, and reductions in taxes other than income taxes (collectively, "Cost Savings Measures"), which cost savings the Company reasonably believes in good faith would have been achieved during the period for which such calculation is being made as a result of acquisitions of Property, including the Acquisition (regardless of whether such Cost Savings Measures could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC), provided that both (1) such cost savings and Cost Savings Measures were identified and such cost savings were quantified in an Officers' Certificate delivered to the Trustee at the time of the consummation of an acquisition of Property and such Officers' Certificate states that such officers believe in good faith that actions will be commenced or initiated within 90 days of such acquisition of Property to effect such Cost Savings Measures and (2) with respect to each acquisition of Property completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by the Company or any of its Restricted Subsidiaries within 90 days of such acquisition of Property to effect the Cost Savings Measures identified in such Officers' Certificate (regardless, however, of whether the corresponding cost savings have been achieved).

            "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

            "Public Equity Offering" means an underwritten public offering of common stock of the Company or any Parent, as the case may be, pursuant to an effective registration statement under the Securities Act.

            "Public Market" means any time after (a) a Public Equity Offering has been consummated and (b) at least 15.0% of the total issued and outstanding common stock of the Company or any Parent, as the case may be, has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

            "Purchase Money Indebtedness" means Indebtedness (a) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, mortgage financings, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the Property being financed, and (b) Incurred to finance the acquisition, construction or lease by an Issuer or its Restricted Subsidiaries of such Property, including additions and improvements thereto; provided, however, that such Indebtedness is Incurred within 180 days after the acquisition, construction or lease of such Property by such Issuer or its Restricted Subsidiaries.

            "QIB" or "Qualified Institutional Buyer" means a "qualified institutional buyer," as that term is defined in Rule 144A under the Securities Act.

            "Redemption Date" when used with respect to any Note to be redeemed or purchased means the date fixed for such redemption or purchase by or pursuant to this Indenture and the Notes.

            "Redemption Price" when used with respect to any Note to be redeemed or purchased means the price at which it is to be redeemed or purchased pursuant to this Indenture and the Notes.

            "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Registration Rights Agreement" means the Registration Rights Agreement dated as of April 14, 2004 among the Issuers, the Company and the Initial Purchasers relating to the Notes.

            "Regular Record Date" for the interest payable on any Interest Payment Date means the date specified for that purpose in Section 3.01.

            "Regulation S" means Regulation S under the Securities Act.

            "Regulation S Certificate" means a certificate substantially in the form attached hereto as Exhibit C.

            "Repay" means, in respect of any Indebtedness, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Indebtedness. "Repayment" and "Repaid" shall have correlative meanings. For purposes of
Section 4.12 and Section 4.07(b), Indebtedness shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith, without the right on the part of the Issuers or any of their Subsidiaries, pursuant to an agreement in effect at the time of such Repayment, to cause such commitment to be reinstated or replaced with a substantially similar commitment.

            "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

            "Resale Restriction Termination Date" means, with respect to any Note, the date that is two years (or such other period as may hereafter be provided under Rule 144(k) under the Securities Act or any successor provision thereto as permitting the resale by nonaffiliates of Restricted Securities without restriction) after the later of the original issue date in respect of such Note and the last date on which an Issuer or any Affiliate of an Issuer was the owner of such Note (or any Predecessor Note thereto).

            "Responsible Officer" when used with respect to the Trustee means the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president or assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Restricted Payment" means

            (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of an Issuer or any of its Restricted Subsidiaries (including any payment in connection with any merger or consolidation with or into such Issuer or any of its Restricted Subsidiaries), except for (1) any dividend or distribution that is made solely to such Issuer or any of its Restricted Subsidiaries, (2) any dividend or distribution made to the shareholders of a Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Issuer or any of its Restricted Subsidiaries of dividends or distributions of greater value than it would receive on a pro rata basis or, (3) any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of such Issuer;

            (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of an Issuer or any Affiliate of an Issuer (other than from such Issuer or any of its Restricted Subsidiaries) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of such Issuer that is not Disqualified Stock);

            (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation (1) purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition, or (2) constituting Indebtedness of the type described in clause (4) of
      Section 4.07(b);

            (d) any Investment (other than Permitted Investments) in any Person;

            (e) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary of an Issuer to a Person other than such Issuer or another Restricted Subsidiary of such Issuer if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary of such Issuer, in which event the amount of such "Restricted Payment" shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by such Issuer and the other Restricted Subsidiaries of such Issuer; or

            (f) the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Company or any of its Equity Investors (or any accruals relating to such fees and related expenses).

            "Restricted Subsidiary" means (a) any Subsidiary of an Issuer unless such Subsidiary shall have been designated an Unrestricted Subsidiary as permitted or required pursuant to Section 4.16 and (b) an Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary as permitted pursuant to such Section.

            "Sale and Leaseback Transaction" means any arrangement relating to Property now owned or hereafter acquired whereby an Issuer or any of its Restricted Subsidiaries transfers such Property to another Person (other than another Issuer or any Restricted Subsidiary) and such Issuer or any of its Restricted Subsidiaries, within two years of such transfer, leases it from such Person.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Senior Indebtedness" means

            (a) the Notes;

            (b) all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuers whether or not post-filing interest is allowed in such proceeding) in respect of (1) Indebtedness of the Issuers for borrowed money (including all monetary obligations of the Issuers under a Credit Facility) and (2) Indebtedness of the Issuers evidenced by notes, debentures, bonds or other similar instruments permitted under this Indenture for the payment of which the Issuers are responsible or liable;

            (c) all Capital Lease Obligations of the Issuers and all Attributable Indebtedness in respect of Sale and Leaseback Transactions entered into by the Issuers;

            (d) all obligations of the Issuers (1) for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction, (2) under Hedging Obligations or (3) issued or assumed as the deferred purchase price of Property and all conditional sale obligations of the Issuers and all obligations under any title retention agreement permitted under this Indenture; and

            (e) all obligations of other Persons of the type referred to in clauses (a), (b), (c) and (d) for the payment of which the Issuers are responsible or liable as Guarantor;

provided, however, that Senior Indebtedness shall not include

            (A) any Indebtedness of the Issuers that is by its terms subordinate or junior in right of payment to the Notes or any other Indebtedness of the Issuers;

            (B) any Indebtedness Incurred in violation of the provisions of this Indenture (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (B) if the holders of such obligation or their representative and the Trustee shall have received an Officers' Certificate of the Issuers to the effect that the Incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the Incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture);

            (C) accounts payable or any other obligations of the Issuers to trade creditors created or assumed by the Issuers in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities);

            (D) any liability for Federal, state, local or other taxes owed or owing by the Issuers;

            (E) any obligation of the Issuers to any Subsidiary; or

            (F) any obligations with respect to any Capital Stock of the Issuers.

            "Significant Subsidiary" means any Restricted Subsidiary of an Issuer that would be a "significant subsidiary" of such Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

            "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

            "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and any successor to the rating agency business thereof.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the Issuers unless such contingency has occurred).

            "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of January 15, 2004, by and between Pinnacle One Partners, L.P. and Homebase Acquisition Texas Corp., as the same may be amended from time to time.

            "Strategic Equity Investment" means an equity investment made by a Strategic Investor in the Company contributed to an Issuer in an aggregate amount of at least $25.0 million and that results in such Strategic Investor becoming the owner of at least 15.0% of the total issued and outstanding common stock of the Company.

            "Strategic Investor" means a corporation, partnership or other entity engaged in one or more Telecommunications Businesses that has, or 80.0% or more of the Voting Stock of which is owned by a Person that has, an equity market capitalization, at the time of its initial investment in the Company, in excess of $1.0 billion.

            "Subordinated Obligations" means, with respect to an Issuer or any Note Guarantor, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes (in the case of such Issuer) or to the Note Guarantee (in the case of such Note Guarantor) pursuant to a written agreement to that effect (which shall include the subordination section of any document governing such Indebtedness).

            "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

            "Telecommunications Asset" means any Property, including licenses and applications, bids and agreements to acquire licenses, or other authority to provide telecommunications services, previously granted, or to be granted, by the Federal Communications Commission, used or intended for use primarily in connection with a Telecommunications Business.

            "Telecommunications Business" means the development, ownership or operation of one or more telephone, telecommunications or information systems or the provision of telephony, telecommunications or information services (including, without limitation, any voice, video transmission, data or internet services) and any related, ancillary or complementary business or other business contemplated by the Offering Circular, provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of an Issuer.

            "Temporary Cash Investments" means any of the following:

            (a) Investments in U.S. Government Obligations maturing within one year of such Investment;

            (b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any State thereof or with First Mid-Illinois Bank & Trust, N.A., Mattoon, Illinois, or consistent with past practice or otherwise having capital, surplus and undivided profits aggregating in excess of $500.0 million and whose long-term debt is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

            (c) Investments in repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause
      (a) entered into with a bank meeting the qualifications described in clause (b) above;

            (d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or with First Mid-Illinois Bank & Trust, N.A., Mattoon, Illinois, or consistent with past practice or otherwise with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

            (e) direct obligations (or certificates representing an ownership interest in such obligations) of any State of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such State is pledged and which are not callable or redeemable at the issuer's option, provided that (1) the long-term debt of such State is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)) and (2) such obligations mature within 180 days of the date of acquisition thereof;

            (f) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (e) above entered into with any bank meeting the qualifications specified in clause (b) above; and

            (g) investments in money market funds which invest at least 95% of their assets in securities of the types described in clauses (a) through
      (f) above.

            "Texas Acquisition" means Consolidated Communications Acquisition Texas, Inc., a Delaware corporation.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-7bbbb) as in effect on the Issue Date.

            "Transactions" means, collectively, the entering into and performing, as the case may be, of the following:

            (a) the amendment of the LLC Agreement (as contemplated by the definition of "LLC Agreement") and the contribution by the Equity Investors of $89 million in cash in exchange for additional Class A Preferred Stock of the Company pursuant to the LLC Agreement,

            (b) the Purchase Agreement, the Registration Rights Agreement, this Indenture and any related agreements and the issuance of the Notes pursuant to this Indenture,

            (c) the entering into of the Credit Agreement on the closing date and the borrowings by CCI and Texas Acquisition thereunder,

            (d) the repayment of all the outstanding Indebtedness of CCI under its existing credit facility,

            (e) the Acquisition and the entering into of the agreements contemplated by the Stock Purchase Agreement,

            (f) the payment of related fees and expenses and

            (g) all transactions related to or contemplated by the above clauses of this definition.

            "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

            "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

            "Unrestricted Subsidiary" means any Subsidiary of an Unrestricted Subsidiary and any Subsidiary of an Issuer that is designated after the Issue Date as an Unrestricted Subsidiary of such Issuer as permitted or required pursuant to Section 4.16 of this Indenture and not thereafter redesignated as a Restricted Subsidiary of such Issuer as permitted pursuant thereto.

            "U.S. Government Obligation" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

            "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

            "Wholly Owned Subsidiary" means, at any time, a Restricted Subsidiary of an Issuer all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by such Issuer and its other Wholly Owned Subsidiaries.

            Section 1.02. Other Definitions.

                                                                              Defined in
Term                                                                           Section
----                                                                          ----------
"Act".....................................................................       1.08
"Affiliate Transaction"...................................................       4.13
"Agent Members"...........................................................       3.13
"Allocable Excess Proceeds"...............................................       4.12
"Authentication Order"....................................................       3.03
"Bankruptcy Law"..........................................................       6.01
"CCI Illinois Portion"....................................................       3.01
"CCI Illinois Guaranteed Note Obligations" ...............................       13.01
"CCI Texas Portion".......................................................       3.01
"CCI Texas Guaranteed Note Obligations" ..................................       13.01
"Change of Control Offer".................................................       4.15
"Clearing Agency".........................................................       3.13
"Covenant Defeasance".....................................................       12.03
"Custodian"...............................................................       6.01
"Defaulted Interest"......................................................       3.08
"Defeasance"..............................................................       12.02
"Defeased Notes"..........................................................       12.01
"Equity Offering".........................................................       10.01
"Event of Default"........................................................       6.01
"Excess Proceeds" ........................................................       4.12
"Expiration Date".........................................................       1.08
"Global Notes"............................................................       2.01
"Guaranteed Note Obligations".............................................       13.01
"Intermediate Holdco".....................................................       4.04

                                                                              Defined in
Term                                                                           Section
----                                                                          ----------
"Intermediate Holdco Reorganization"......................................       4.04
"Note Register" and "Note Registrar" .....................................       3.06
"Notice of Default" ......................................................       6.01
"Offer"...................................................................       4.11
"Offshore Global Note"....................................................       2.01
"Offshore Note Exchange Date".............................................       3.14
"Offshore Permanent Global Note"..........................................       2.01
"Offshore Physical Note"..................................................       2.01
"Offshore Temporary Global Note"..........................................       2.01
"Permitted Indebtedness"..................................................       4.07
"Permitted Payment".......................................................       4.09
"Physical Notes"..........................................................       2.01
"Place of Payment"........................................................       3.01
"Portion".................................................................       3.01
"Prepayment Offer"........................................................       4.12
"Private Placement Legend"................................................       2.03
"Qualified IDS Offering"..................................................       10.01
"Registration"............................................................       4.05
"Regular Record Date".....................................................       3.01
"Several Share"...........................................................       3.01
"Surviving Person"........................................................       5.01
"U.S. Global Note"........................................................       2.01
"U.S. Physical Note"......................................................       2.01

            Section 1.03. Rules of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (1) the terms defined in this Indenture have the meanings assigned to them in this Indenture;

            (2) "or" is not exclusive;

            (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

            (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not any particular Article, Section or other subdivision;

            (5) all references to "$" or "dollars" shall refer to the lawful currency of the United States of America;

            (6) the words "include," "included" and "including" as used herein shall be deemed in each case to be followed by the phrase "without limitation," if not expressly followed by such phrase or the phrase "but not limited to";

            (7) words in the singular include the plural, and words in the plural include the singular; and

            (8) any reference to a Section or Article refers to such Section or Article of this Indenture.

            Section 1.04. Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by any TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them therein. The following TIA terms have the following meanings:

            "indenture securities" means the Notes.

            "indenture security holder" means a Noteholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company, an Issuer, any Note Guarantor and any other obligor on the Notes.

            Section 1.05. Conflict with TIA. If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed (i) to apply to this Indenture as so modified or (ii) to be excluded, as the case may be.

            Section 1.06. Compliance Certificates and Opinions. Upon any application or request by the Company, by the Issuers, by the Company on behalf of the Issuers, or by any other obligor upon the Notes (including any Note Guarantor), to the Trustee to take any action under any provision of this Indenture, the Company or the Issuers or such other obligor (including any Note Guarantor), as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the TIA. Each such certificate or opinion shall be given in the form of one or more Officer's Certificates, if to be given by an officer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the applicable requirements of the TIA and any other requirements set forth in this Indenture. Notwithstanding the foregoing, in the case of any such request or application as to which the furnishing of any Officer's Certificate or Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.

            Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 4.06 which need contain only the information specified in Section 4.06) shall include:

            (1) a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he or she made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

            Section 1.07. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers to the effect that the information with respect to such factual matters is in the possession of the Company or an Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

            Section 1.08. Acts of Noteholders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuers or the Company, as the case may be. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Issuers and any other obligor upon the Notes, if made in the manner provided in this Section 1.08.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership or other entity, on behalf of such corporation or partnership or other entity, such certificate or affidavit shall also constitute sufficient proof of such Person's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

            (c) The ownership of Notes shall be proved by the Note Register.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every
Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee, the Company, the Issuers or any other obligor upon the Notes in reliance thereon, whether or not notation of such action is made upon such Note.

            (e) (i) Subject to the establishment of the Regular Record Date pursuant to Section 3.01, the Issuers may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes, provided that the Issuers may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date (or their duly designated proxies), and no other Holders, shall be entitled to take the relevant action, whether or not such Persons remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Issuers from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Issuers, at their several expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in
Section 1.10.

            (ii) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (A) any Notice of Default, (B) any declaration of acceleration referred to in Section 6.02, (C) any request to institute proceedings referred to in Section 6.07(2) or (D) any direction referred to in Section 6.12, in each case with respect to Notes. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuers' several expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in Section 1.10.

            (iii) With respect to any record date set pursuant to this Section 1.08, the party hereto that sets such record dates may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Issuers or the Trustee, whichever such party is not setting a record date pursuant to this
Section 1.08(e) in writing, and to each Holder of Notes in the manner set forth in Section 1.10, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

            (iv) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

            Section 1.09. Notices, etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or other action of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

            (1) the Trustee by any Holder, the Company, the Issuers or any other obligor upon the Notes shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at Wells Fargo Bank, N.A., 213 Court Street, Suite 703, Middletown, CT, 06457,
      Attn: Corporate Trust Services (telephone: (860) 704-6217; telecopier:
      (860) 704-6219) or at any other address furnished in writing to the Company by the Trustee, or

            (2) the Company or the Issuers by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company or the Issuers addressed to any of them, as the case may be, c/o Homebase Acquisition, LLC, 121 South 17th Street, Mattoon, Illinois 61938-3987, Attention: Vice President of Finance (telephone: (217) 235-3311; telecopier: (217) 258-6240), with copies to King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036, Attention: Alexander Gendzier, Esq., e-mail: agendzier@kslaw.com (telephone: (212) 556-2100; telecopier: (212) 556-2222), or at any other address previously furnished in writing to the Trustee by the Company.

            Section 1.10. Notices to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

            Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail notice of any event as required by any provision of this Indenture, then such notification as shall be made with the approval of the Trustee (such approval not to be unreasonably withheld) shall constitute a sufficient notification for every purpose hereunder.

            Section 1.11. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            Section 1.12. Surviving Persons and Assigns. All covenants and agreements in this Indenture by the Company or an Issuer shall bind its respective successors and assigns, whether so expressed or not.

            Section 1.13. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 1.14. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

            Section 1.15. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE ISSUERS, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

            Section 1.16. Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal and premium (if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity.

            Section 1.17. No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders. No director, officer, employee, incorporator or stockholder, as such, of the Company, the Issuers, any Note Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Company, or any Issuer under this Indenture, the Notes, any Note Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Noteholder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

            Section 1.18. Exhibits and Schedules. All exhibits and schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

            Section 1.19. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

            Section 1.20. Company as Agent for Issuers. To the extent permitted by the TIA and any other applicable law, each Issuer hereby appoints the Company as its attorney-in-fact, which appointment is coupled with an interest, to take any action that this Indenture may require or permit such Issuer to take, including

            (1) the giving of any certification, opinion, order, request or consent (whether by Officer's Certificate, Opinion of Counsel, Company Order, Company Request, Company Consent or otherwise),

            (2) the giving of any notice (including under Section 10.01), and

            (3) the setting of any record date,

such appointment to remain in effect until such Issuer shall otherwise notify the Trustee in writing.

                                   ARTICLE 2

                                   NOTE FORMS

            Section 2.01. Forms Generally. The Notes and the Trustee's certificate of authentication relating thereto shall be in substantially the forms set forth, or referenced, in this Article 2 and Exhibit A annexed hereto, which Exhibit is hereby incorporated in and expressly made a part of this Indenture. The Notes may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements, identifications and other variations as are required or permitted by law, stock exchange rule or Depositary rule or usage, agreements to which the Issuers are subject, if any, or other customary usage, or as may consistently herewith be determined by the officers of each Issuer executing such Notes, as evidenced by such execution (provided always that any such notation, legend, endorsement, identification or variation is in a form acceptable to the Issuers). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

            Initial Notes and any Additional Notes offered and sold in reliance on Rule 144A under the Securities Act shall, unless (in the case of Additional Notes) the Issuers otherwise notify the Trustee in writing, be issued in the form of one or more permanent global Notes in substantially the form set forth in Exhibit A (each, a "U.S. Global Note"), deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

            Initial Notes and any Additional Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall, unless (in the case of Additional Notes) the Issuers otherwise notify the Trustee in writing, be issued in the form of one or more temporary global Notes in substantially the form set forth in Exhibit A (each, an "Offshore Temporary Global Note"), deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. Following the Offshore Note Exchange Date with respect to any such Offshore Temporary Global Note, beneficial interests in the Offshore Temporary Global Note shall be exchanged as provided in Sections 3.12 and 3.13 for beneficial interests in one or more permanent global Notes in the form of Exhibit A (each an "Offshore Permanent Global Note" and, together with the Offshore Temporary Global Notes, the "Offshore Global Notes"), deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. Simultaneously with the authentication of an Offshore Permanent Global Note, the Trustee shall cancel the related Offshore Temporary Global Note. The aggregate principal amount of an Offshore Global Note may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

            Subject to the limitations on the issuance of certificated Notes set forth in Sections 3.12 and 3.13, Initial Notes and any Additional Notes issued pursuant to Section 3.05 in exchange for or upon transfer of beneficial interests (x) in a U.S. Global Note shall be in the form of permanent certificated

Notes substantially in the form set forth in Exhibit A (the "U.S. Physical Notes") or (y) in an Offshore Global Note (if any), on or after the Offshore Note Exchange Date with respect to such Offshore Global Note, shall be in the form of permanent certificated Notes substantially in the form set forth in Exhibit A (the "Offshore Physical Notes"), respectively, as hereinafter provided.

            The U.S. Physical Notes and Offshore Physical Notes shall be construed to include any certificated Notes issued in respect thereof pursuant to Section 3.04, 3.05, 3.06 or 10.08, and the U.S. Global Notes and Offshore Global Notes shall be construed to include any global Notes issued in respect thereof pursuant to Section 3.04, 3.05, 3.06 or 10.08. The Offshore Physical Notes and the U.S. Physical Notes, together with any other certificated Notes issued and authenticated pursuant to this Indenture, are sometimes collectively herein referred to as the "Physical Notes." The U.S. Global Notes and the Offshore Global Notes, together with any other global Notes that are issued and authenticated pursuant to this Indenture, are sometimes collectively referred to as the "Global Notes."

            Exchange Notes shall be issued substantially in the form set forth in Exhibit A and, subject to Section 3.12(b), shall be in the form of one or more Global Notes.

            Section 2.02. Form of Trustee's Certificate of Authentication. This is one of the Notes referred to in the within-mentioned Indenture.

                                   ___________________________________________
                                   as Trustee

                                   By:________________________________________
                                      Authorized Officer

Dated:

            If an appointment of an Authenticating Agent is made pursuant to
Section 7.14, the Notes may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

            This is one of the Notes referred to in the within-mentioned Indenture.

                                   [NAME OF TRUSTEE]

                                   ___________________________________________
                                   as Trustee

                                   By:________________________________________
                                      ________________________________________
                                      As Authenticating Agent

                                   By:________________________________________
                                      ________________________________________
                                      Authorized Officer

Dated:

            Section 2.03. Restrictive and Global Note Legends. Each Global Note and Physical Note shall bear the following legend set forth below (the "Private Placement Legend") on the face thereof until the Private Placement Legend is removed or not required in accordance with Section 3.13(4):

      THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAS NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS, AND THIS NOTE MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

      THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) THE PURCHASER IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) THE PURCHASER IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION AND (2) AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (V) TO THE ISSUERS, IN EACH OF CLAUSES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (X) PURSUANT TO CLAUSE (I), (II) OR (III) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (Y) IN THE CASE OF ANY OF THE FOREGOING CLAUSES (I) THROUGH (V), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE ISSUERS AND THE TRUSTEE, THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. AS USED HEREIN, THE TERMS "UNITED STATES," "OFFSHORE TRANSACTION"

      AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

            Each Global Note, whether or not an Initial Note, shall also bear the following legend on the face thereof:

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.13 AND 3.14 OF THE INDENTURE.

            Each Offshore Temporary Global Note shall also bear the following legend on the face thereof:

      EXCEPT AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN), BENEFICIAL OWNERSHIP INTERESTS IN THIS OFFSHORE TEMPORARY GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE OFFSHORE PERMANENT GLOBAL NOTE OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40 DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES
      ACT). DURING SUCH 40 DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS OFFSHORE TEMPORARY GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR BANK S.A./N.A., AS OPERATOR OF THE EUROCLEAR SYSTEMS OR CLEARSTREAM BANKING, SOCIETE ANONYME.

                                   ARTICLE 3

                                   THE NOTES

            Section 3.01. Title and Terms. The aggregate principal amount of Notes that may be authenticated and delivered and Outstanding under this Indenture is not limited, except as provided in Section 4.07 and except as may be limited by applicable law. The Original Notes will be issued in an aggregate principal amount of $200.0 million. All the Original Notes shall vote and consent together on all matters as one class, and none of the Original Notes will have the right to vote or consent as a class separate from one another on any matter. Additional Notes (including any Exchange Notes issued in exchange therefor) may vote (or consent) as a class with the other Notes and otherwise be treated as Notes for all purposes of this Indenture.

            The Notes will be the several obligations of the Issuers. Of the aggregate principal amount of Original Notes of $200.0 million, CCI Illinois will be severally liable with respect to the payment of 37.5% of each $1,000 principal amount of Notes, together with interest thereon (the "CCI Illinois Portion"), and CCI Texas will be severally liable with respect to the payment of 62.5% of each $1,000 principal amount of Notes, together with interest thereon (the "CCI Texas Portion," and each of the CCI Illinois Portion and CCI Texas Portion, a "Portion"); provided, however, that in the event of any partial redemption on a disproportionate basis, such redemption shall simultaneously reduce the respective Portions of the Issuers on such basis. Except as otherwise described herein, CCI Illinois and CCI Texas will be severally liable in respect of each outstanding Note (including any Additional Notes) in the relative proportions of the CCI Illinois Portion and the CCI Texas Portion, respectively. With respect to each Issuer, such relative proportion of any amount is referred to as such Issuer's "Several Share."

            The Issuers and, by acquiring the Notes, the Holders agree to treat 37.5% of each $1,000 principal amount of the Notes as the separate indebtedness of CCI Illinois and to treat 62.5% of each $1,000 principal amount of the Notes as the separate indebtedness of CCI Texas for U.S. federal, state and local and non-U.S. tax purposes; provided, however, that in the event of any partial redemption made in disproportionate amounts, the Issuers and the Holders agree to adjust their treatment of the Notes in accordance with such disproportionate reduction of the Issuers' respective several obligations.

            The Notes shall be known and designated as the "9-3/4% Senior Notes due 2012" of the Issuers. The Stated Maturity of the Notes shall be April 1, 2012. Interest on the Outstanding principal amount of Notes will accrue at the rate of 9-3/4% per annum and will be payable semi-annually in arrears on April 1 and October 1 in each year, commencing on October 1, 2004, to holders of record on the immediately preceding March 15 and September 15, respectively (each such March 15 and September 15, a "Regular Record Date"). Interest on the Original Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the Issue Date; and interest on any Additional Notes (and Exchange Notes issued in exchange therefor) will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid on such Additional Notes, from the date of issuance of such Additional Notes; provided that if any Note is surrendered for exchange on or after a record date for an Interest Payment Date that will occur on or after the date of such exchange, interest on the Note received in exchange therefor will accrue from the date of such Interest Payment Date.

            The principal of and premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuers maintained for that purpose in the Borough of Manhattan, the City of New York (the "Place of Payment"); provided, however, that at the option of the Issuers payment of interest on a Note may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

            Section 3.02. Denominations. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

            Section 3.03. Execution, Authentication and Delivery and Dating. The Notes shall be executed on behalf of each Issuer by one Officer of such Issuer. The signature of any such Officer on the Notes may be manual or facsimile.

            Notes bearing the manual or facsimile signature of an individual who was at any time a proper Officer of either Issuer shall bind such Issuer, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

            At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Notes executed by the Issuers to the Trustee for authentication; and the Trustee shall authenticate and deliver (i) Initial Notes for original issue in the aggregate principal amount not to exceed $200.0 million and (ii) Additional Notes from time to time for original issue in aggregate principal amounts specified by the Issuers and (iii) Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Additional Notes, in each case specified in clauses (i) through (iii) above, upon a written order of the Issuers in the form of an Officer's Certificate (an "Authentication Order"). Such Officer's Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes and whether the Notes are to be issued as one or more Global Notes or Physical Notes and such other information as the Issuers may include or the Trustee may reasonably request. In addition, in connection with the issuance of any Exchange Notes pursuant to a Registered Exchange Offer (as defined in the Registration Rights Agreement), the Issuers shall cause to be delivered an Opinion of Counsel in favor of the Trustee for the benefit of such Holders as to the due enforceability of such Exchange Notes.

            All Notes shall be dated the date of their authentication.

            No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

            Section 3.04. Temporary Notes. Until definitive Notes are ready for delivery, the Issuers may prepare and upon receipt of an Authentication Order the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. If temporary Notes are issued, the Issuers will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuers in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Issuers shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of the same series and tenor.

            Section 3.05. Paying Agent. The Trustee is hereby appointed as the Paying Agent for the purpose of payment on the Notes.

            Section 3.06. Registration; Registration of Transfer and Exchange. The Issuers shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Issuers in a Place of Payment being herein sometimes collectively referred to as the "Note Register") in which, subject to such reasonable regulations as they may prescribe, the Issuers shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided.

            Upon surrender for transfer of any Note at the office or agency of the Issuers in a Place of Payment, in compliance with all applicable requirements of this Indenture and applicable law, the Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same series, of any authorized denominations and of a like aggregate principal amount.

            At the option of the Holder, Notes may be exchanged for other Notes of the same series, of any authorized denominations and of a like tenor and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

            All Notes issued upon any transfer or exchange of Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

            Every Note presented or surrendered for transfer or exchange shall (if so required by the Issuers or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Note Registrar duly executed, by the Holder thereof or such Holder's attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Notes, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes under this Section 3.06.

            The Issuers shall not be required (i) to issue, transfer or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption (or purchase) of Notes selected for redemption (or purchase) under Section 10.04 and ending at the close of business on the day of such mailing, or (ii) to transfer or exchange any Note so selected for redemption (or purchase) in whole or in part.

            Section 3.07. Mutilated, Destroyed, Lost and Stolen Notes. If (i) any mutilated Note is surrendered to the Trustee, or the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuers and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuers or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuers shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

            In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Note, pay such Note.

            Upon the issuance of any new Note under this Section 3.07, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

            Every new Note issued pursuant to this Section 3.07 in lieu of any destroyed, lost or stolen Note shall constitute an additional obligation of the Issuers, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

            The provisions of this Section 3.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

            Section 3.08. Payment of Interest Rights Preserved. Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest specified in Section 3.01.

            Any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Issuer responsible therefor, at its election in each case, as provided in clause (1) or clause (2) below:

            (1) Such Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. Such Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time such Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify such Issuer of such Special Record Date and, in the name and at the expense of such Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder's address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

            (2) Such Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by such Issuer to the Trustee of the proposed payment pursuant to this clause (2), such payment shall be deemed practicable by the Trustee.

            Subject to the foregoing provisions of this Section 3.08, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.

            Section 3.09. Persons Deemed Owners. The Company, the Issuers, the Trustee and any agent of any of them may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.08) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Issuers, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

            Section 3.10. Cancellation. All Notes surrendered for payment, redemption, transfer, exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Issuers may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that either Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of as directed by a Company Order of the Issuers and in accordance with Section 3.14.

            Section 3.11. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

            Section 3.12. CUSIP Numbers. The Issuers in issuing the Notes may use "CUSIP" numbers (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.

            Section 3.13. Book-Entry Provisions for Global Notes. (a) Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in
Section 2.03. Neither of the Issuers nor any agent of the Issuers shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

            Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note, and the Depositary may be treated by the Issuers, any other obligor upon the Notes, the Trustee and any agent of any of them as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, any other obligor upon the Notes, the Trustee or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

            (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but, subject to the immediately succeeding sentence, not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may not be transferred or exchanged for Physical Notes unless (i) the Issuers have consented thereto in writing, or such transfer or exchange is made pursuant to the next sentence, and
(ii) such transfer or exchange is in accordance with the applicable rules and procedures of the Depositary and the provisions of Sections 3.06 and 3.14. Subject to the limitation on issuance of Physical Notes set forth in Section 3.14(3), Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the relevant Global Note, if (i) the Depositary notifies the Issuers that it is unwilling or unable to continue as Depositary for the applicable Global Note or the Depositary ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depositary is not appointed by the Issuers within 90 days, (ii) the Issuers, in their sole discretion, notify the Trustee in writing that they elect to cause the issuance of Physical Notes under this Indenture or (iii) an Event of Default has occurred and is continuing and the Note Registrar has received a written request from the Depositary to issue Physical Notes.

            (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners for Physical Notes pursuant to paragraph (b) of this Section 3.13, the Note Registrar shall record on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the beneficial interest in the Global Note being transferred, and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and principal amount of authorized denominations.

            (d) In connection with a transfer of an entire Global Note to beneficial owners pursuant to paragraph (b) of this Section 3.13, the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount at maturity of U.S. Physical Notes (in the case of any U.S. Global Note), Offshore Physical Notes (in the case of any Offshore Global Note) or other Physical Notes (in the case of any other Global Note), as the case may be, of authorized denominations.

            (e) The transfer and exchange of a Global Note or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth in Section 3.14) and the applicable rules and procedures of the Depositary therefor. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in a different Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest. A transferor of a beneficial interest in a Global Note shall deliver to the Note Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the relevant Global Note. Subject to Section 3.14, the Note Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in such Global Note and to debit the account of the Person making the transfer in the amount of the beneficial interest in the Global Note being transferred.

            (f) Any Physical Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b) of this Section 3.13 shall, unless such exchange is made on or after the Resale Restriction Termination Date applicable to such Note and except as otherwise provided in Section 2.03 and Section 3.14, bear the Private Placement Legend.

            (g) The Issuers, any other obligor upon the Notes or the Trustee, in the discretion of any of them, may treat as the Act of a Holder any instrument or writing of any Person that is identified by the Depositary as the owner of a beneficial interest in the Global Note, provided that the fact and date of the execution of such instrument or writing is proved in accordance with Section 1.08(b).

            Section 3.14. Special Transfer Provisions.

            (1) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to any Non-U.S. Person: The Note Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including Section 3.06) and

            (a) if (x) such transfer is after the relevant Resale Restriction Termination Date with respect to such Note or (y) the proposed transferor has delivered to the Note Registrar a Regulation S Certificate and, unless otherwise agreed by the Issuers and the Trustee, an opinion of counsel, certifications and other information satisfactory to the Issuers and the Trustee, and

            (b) if the proposed transferor is or is acting through an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Note Registrar of (x) the certificate, opinion, certifications and other information, if any, required by clause (a) above and (y) written instructions given in accordance with the Depositary's and the Note Registrar's procedures;

whereupon (i) the Note Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of any Outstanding Physical
Note) a decrease in the principal amount of the relevant Global Note in an amount equal to the principal amount of the beneficial interest in the relevant Global Note to be transferred, and (ii) either (A) if the proposed transferee is or is acting through an Agent Member holding a beneficial interest in a relevant Offshore Global Note, the Trustee shall reflect on its books and records the date and an increase in the principal amount of such Offshore Global Note in an amount equal to the principal amount of the beneficial interest being so transferred or (B) otherwise the Issuers shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

            (2) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons): The Note Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including Section 3.06) and

            (a) if such transfer is being made by a proposed transferor who has checked the box provided for on the form of such Note stating, or has otherwise certified to the Issuers and the Note Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of such Note stating, or has otherwise certified to the Issuers and the Note Registrar in writing, that it is purchasing such Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such accountholder is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company and the Issuers as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

            (b) if the proposed transferee is an Agent Member, and the Note to be transferred consists of a Physical Note that after transfer is to be evidenced by an interest in a Global Note or consists of a beneficial interest in a Global Note that after the transfer is to be evidenced by an interest in a different Global Note, upon receipt by the Note Registrar of written instructions given in accordance with the Depositary's and the Note Registrar's procedures, whereupon the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the transferee Global Note in an amount equal to the principal amount of the Physical Note or such beneficial interest in such transferor Global Note to be transferred, and the Trustee shall cancel the Physical Note so transferred or reflect on its books and records the date and a decrease in the principal amount of such transferor Global Note, as the case may be.

            (3) Limitation on Issuance of Physical Notes. No Physical Note shall be exchanged for a beneficial interest in any Global Note, except in accordance with Section and this Section 3.14.

            A beneficial owner of an interest an Offshore Temporary Global Note (and, in the case of any Additional Notes for which no Offshore Temporary Global
Note is issued, any Offshore Global Note) shall not be permitted to exchange such interest for a Physical Note or (in the case of such interest in an Offshore Temporary Global Note) an interest in an Offshore Permanent Global Note until a date, which must be after the expiration of the distribution compliance period set forth in Regulation S, on which the Issuers receive a certificate of beneficial ownership substantially in the form of Exhibit B from such beneficial owner. Such date, as it relates to an Offshore Global Note, is herein referred to as the "Offshore Note Exchange Date."

            (4) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the relevant Resale Restriction Termination Date with respect to such Notes, (ii) upon written request of the Issuers after there is delivered to the Note Registrar an opinion of counsel (which opinion and counsel are satisfactory to the Issuers and the Trustee) to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, (iii) with respect to an Offshore Global Note (on or after the Offshore Note Exchange Date with respect to such Offshore Global Note) or Offshore Physical Note, in each case with the agreement of the Issuers, or (iv) such Notes are sold or exchanged pursuant to an effective registration statement under the Securities Act.

            (5) Other Transfers. The Note Registrar shall effect and register, upon receipt of a written request from the Issuers so to do, a transfer not otherwise permitted by this Section 3.14, such registration to be done in accordance with the otherwise applicable provisions of Section 3.14, upon the furnishing by the proposed transferor or transferee of a written opinion of counsel (which opinion and counsel are satisfactory to the Issuers and the Trustee) to the effect that, and such other certifications or information as the Issuers may require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

            A Note that is a Restricted Security may not be transferred other than as provided in this Section 3.14. A beneficial interest in a Global Note that is a Restricted Security may not be exchanged for a beneficial interest in another Global Note other than through a transfer in compliance with this
Section 3.14.

            (6) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

            The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.12 or this Section
3.13 (including all Notes received for transfer pursuant to Section 3.13). The Issuers shall have the right to require the Note Registrar to deliver to the Issuers, at the Issuers' several expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

            In connection with any transfer of any Note, the Trustee, the Note Registrar and the Issuers shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon, the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.

            Section 3.15. Payment of Additional Interest. (a) Under certain circumstances the Issuers will be obligated to pay certain additional amounts of interest to the Holders of certain Initial Notes, as more particularly set forth in such Initial Notes.

            (b) Under certain circumstances the Issuers may be obligated to pay certain additional amounts of interest to the Holders of certain Initial Additional Notes, as may be more particularly set forth in such Initial Additional Notes.

            (c) Prior to any Interest Payment Date on which any such Additional Interest is payable, the Issuers shall give notice to the Trustee of the amount of Additional Interest due on such Interest Payment Date.

                                   ARTICLE 4

                                   COVENANTS

            Section 4.01. Payment of Principal, Premium and Interest. CCI Illinois shall duly and punctually pay its Several Share of the principal of (and premium, if any) and interest on the Notes, severally, in accordance with the terms of the Notes and this Indenture. CCI Texas shall duly and punctually pay its Several Share of the principal of (and premium, if any) and interest on the Notes, severally, in accordance with the terms of the Notes and this Indenture.

            Section 4.02. Maintenance of Office or Agency. The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Issuers hereby designate the Corporate Trust Office as the initial Place of Payment and appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands so long as such Corporate Trust Office remains the Place of Payment.

            Section 4.03. Money for Payments To Be Held in Trust. If either Issuer shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay its Several Share of the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

            If either Issuer is not acting as its own Paying Agent, it will, on or prior to each due date of the principal of (and premium, if any) or interest on any Notes, deposit with a Paying Agent prior to 11:00 A.M. New York City time on such date, a sum sufficient to pay its Several Share of the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) each Issuer will promptly notify the Trustee of its action or failure so to act.

            If either Issuer is not acting as its own Paying Agent, such Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.03, that such Paying Agent will

            (1) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

            (2) give the Trustee notice of any default by the Issuers (or any other obligor upon the Notes) in the making of any such payment of principal (and premium, if any) or interest;

            (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

            (4) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture and TIA relating to the duties, rights and liabilities of such Paying Agent.

            The Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money and obligation.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid in the appropriate proportion to the Issuers on Company Request, or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease.

            Section 4.04. Limitation on Activities of the Company. The Company shall not conduct or engage in any business or hold or acquire any assets other than

            (a) the ownership of all of the Capital Stock of the Issuers and any activities directly related to such ownership,

            (b) the performance of its obligations under and in connection with its Note Guarantee and the Credit Agreement and the performance of similar obligations with respect to any Credit Facility or other items of indebtedness of future direct subsidiaries of the Company other than the Issuers,

            (c) the undertaking of any actions required by law, regulation or order, including to maintain its existence,

            (d) the ownership of the Capital Stock of other Persons that are corporations or limited liability companies or other Persons consisting of limited partnership interests in limited partnerships;

provided, however, that if there is a reorganization or other transaction (any such reorganization or other transaction, an "Intermediate Holdco Reorganization") the effect of which is to create a new immediate parent of the Issuers other than Homebase (an "Intermediate Holdco") and such Intermediate Holdco assumes the obligations of Homebase under this Indenture, the Notes, any Additional Notes and the Exchange Notes and any related guarantees in form and substance reasonably satisfactory to the Trustee, then for all purposes, the "Company" shall refer to such Intermediate Holdco and Homebase shall not be subject to this or other covenants of this Indenture.

            Section 4.05. SEC Reports. At all times from and after the date of the commencement of an exchange offer or the effectiveness of a shelf registration statement relating to the Notes (the "Registration"), notwithstanding that the Issuers may not be required to be or remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Issuers will file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC), so long as Notes are outstanding, the annual reports, quarterly reports and other documents which the Issuers would have been required to file with the SEC pursuant to the reporting requirements of such
Section 13(a) or 15(d) if the Issuers were so subject, such documents to be filed with the SEC on or prior to the respective dates by which the Issuers would have been required so to file such documents if the Issuers were so subject, including:

            (a) an annual report on Form 10-K (or any successor form) containing the information required to be contained therein for such fiscal year,

            (b) quarterly reports on Form 10-Q containing unaudited financial statements (including a balance sheet and statement of income, changes in stockholders' equity and cash flows) and Management's Discussion and Analysis of Financial Condition and Results of Operations for and as of the end of such quarters (with comparable financial statements for such quarter of the immediately preceding fiscal year); and

            (c) all current reports that would be required to be filed with the SEC on Form 8-K.

Each report filed by an Issuer pursuant to clause (a) or (b) above shall contain, or shall be accompanied by a current report on Form 8-K containing, the most recent audited financial statements (in the case of clause (a)) or unaudited financial statements (in the case of clause (b)) of the Issuers on a combined consolidated basis for the period covered by such Form 10-K or Form 10-Q, as the case may be.

            The Issuers will also, within 15 days after the date on which the Issuers file such reports, transmit by mail to all Holders, as their names and addresses appear in the Note Register, and to the Trustee copies of any such information, documents and reports (without exhibits) (or, in lieu of one or more of the quarterly reports for fiscal 2004, a registration statement filed with the SEC under the Securities Act or any amendment thereto, provided such registration statement or amendment contains the information that would have been included in each such report). The Issuers will be deemed to have satisfied such requirements if the Company files and provides reports, documents and information of the types otherwise so required to be filed by the Company, or of the types required to be filed by a U.S. issuer with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, in each case within the applicable time periods, and the Issuers are not required to file such reports, documents and information separately under the ap-plicable rules and regulations of the SEC (after giving effect to any exemptive relief) because of the filings by the Company. The Issuers also will comply with the other provisions of TIA Section 314(a).

            At all times prior to the Registration, upon the request of any Holder or any prospective purchaser of the Notes designated by a Holder, the Issuers shall supply to such holder or such prospective purchaser the information required under Rule 144A under the Securities Act.

            Notwithstanding the above, any parent of the Issuers may comply with this covenant, in lieu of the Issuers' obligation to do so, if such parent entity is permitted under GAAP, Regulation S-X and the Exchange Act to provide consolidated financial statements of itself and its subsidiaries (including the Issuers) in filings made under the Exchange Act on behalf of the Issuers in lieu of consolidated financial statements of the Issuers themselves, in which event, the Issuers shall be relieved of the obligation to comply with this covenant, except as otherwise required by GAAP, Regulation S-X or the Exchange Act.

            Section 4.06. Statement as to Default. Each Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year of such Issuer ending after the date hereof, an Officer's Certificate, to the effect that to the best knowledge of the signer thereof such Issuer is or is not in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if such Issuer shall be in default, specifying all such defaults and the nature and status thereof of which such signer may have knowledge. To the extent required by the TIA, each Note Guarantor shall comply with TIA Section 314(a)(4). The individual signing any certificate given by any Person pursuant to this Section 4.06 shall be the principal executive, financial or accounting officer of such Person, in compliance with TIA Section 314(a)(4).

            Section 4.07. Limitation on Indebtedness and Issuance of Preferred Stock. (a) The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, Incur, directly or indirectly, any Indebtedness and the Issuers shall not issue any Disqualified Capital Stock, and shall not permit any of their Restricted Subsidiaries to issue any Preferred Stock; provided that the Issuers or their Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock if after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Leverage Ratio of the Issuers and their respective Restricted Subsidiaries (on a consolidated combined basis) would not exceed 6.0 to 1.0.

            (b) Notwithstanding the foregoing paragraph (a), the Issuers and their Restricted Subsidiaries, collectively, may Incur the following Indebtedness (including, if applicable, Acquired Indebtedness or, in the case of the Issuers only, Disqualified Capital Stock) ("Permitted Indebtedness"):

            (1) Indebtedness of the Issuers evidenced by the Notes issued on the Issue Date and any Note Guarantee;

            (2) Indebtedness under one or more Credit Facilities, provided that the aggregate principal amount of all such Indebtedness under the Credit Facilities at any one time outstanding under this clause (2) shall not exceed $515.0 million;

            (3) Indebtedness of the Issuers or any of their Restricted Subsidiaries in respect of Capital Lease Obligations and Purchase Money Indebtedness, provided that (1) the aggregate principal amount of such Indebtedness does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased and
      (2) the aggregate principal amount of all Indebtedness Incurred and then outstanding pursuant to this clause (3) (together with all Permitted Refinancing Indebtedness Incurred and then outstanding in respect of Indebtedness previously Incurred pursuant to this clause
      (3)) shall not exceed $20.0 million;

            (4) Indebtedness of an Issuer owing to and held by the other Issuer or any Restricted Subsidiary and Indebtedness of a Restricted Subsidiary of an Issuer owing to and held by an Issuer or any other Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to such Issuer or a Restricted Subsidiary of such Issuer) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

            (5) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of receipt by the borrower of notice of such overdraft;

            (6) obligations arising from or representing deferred compensation to employees of the Company or its Subsidiaries that constitute or are deemed to be Indebtedness under GAAP and that are Incurred in the ordinary course of business;

            (7) Indebtedness arising from agreements of the Issuers or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or a Subsidiary thereof, other than guarantees of Indebtedness incurred by a Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that (1) such Indebtedness is not reflected on the balance sheet of an Issuer or any Restricted Subsidiary (contingent obligations referred to in the footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (1)) and (2) the maximum liability in respect of such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received without giving effect to any such subsequent changes in value) actually received by one or both Issuers and/or any Restricted Subsidiary in connection with such disposition;

            (8) Indebtedness under Hedging Obligations entered into by the Issuers or their Restricted Subsidiaries for the purpose of limiting interest rate risk in the ordinary course of the financial management of such Issuer or its Restricted Subsidiaries and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Indebtedness otherwise permitted by this
      Section 4.07;

            (9) Indebtedness in connection with one or more standby letters of credit, bankers acceptances, surety or appeal bonds or performance bonds issued by the Issuers or their Restricted Subsidiaries in the ordinary course of business or pursuant to self-insurance obligations or in connection with workers' compensation claims and not in connection with the borrowing of money or the obtaining of advances or credit;

            (10) Indebtedness (in addition to any Indebtedness permitted by clauses (1) through (9) above or that is entitled to be Incurred pursuant
      Section 4.07(a)) outstanding on the Issue Date not otherwise described in clauses (1) through (9) above;

            (11) Indebtedness in an aggregate principal amount or liquidation preference (or accreted value, as applicable) outstanding at any one time not to exceed $20.0 million;

            (12) Permitted Refinancing Indebtedness Incurred in respect of Indebtedness Incurred pursuant to Section 4.07(a) and clauses (1) and (10) of this Section 4.07(b); and

            (13) Indebtedness, to the extent that the net proceeds thereof are promptly (1) used to repurchase Notes tendered upon a Change of Control Offer or (2) deposited to defease all of the Notes, any Additional Notes or any Exchange Notes pursuant to Article 12 of this Indenture.

            Notwithstanding anything to the contrary contained in this Section 4.07, (a) the Issuers shall not Incur any Indebtedness pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of an Issuer unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations, and (b) the Issuers shall not permit any of their Restricted Subsidiaries to Incur any Indebtedness pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of such Issuer; provided, however, that no Indebtedness of an Issuer or any Restricted Subsidiary shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of such Issuer or Restricted Subsidiary solely by virtue of being unsecured.

            The accrual of interest, the accretion of principal or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock and the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness will not be deemed to be an Incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.07.

            For purposes of determining compliance with this Section 4.07, (A) in the event that an item of Indebtedness (including Indebtedness issued by an Issuer to the lenders that are party to a Credit Facility) meets the criteria of more than one of the types of Indebtedness described above, an Issuer, in its sole discretion, will be permitted to classify, and, subsequent to its initial Incurrence, reclassify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one or more of the above clauses and
(B) an item of Indebtedness (including Indebtedness issued by an Issuer to the lenders that are party to a Credit Facility) may be divided and classified in more than one of the types of Indebtedness described above and the outstanding principal amount of any Indebtedness shall be counted only once and any obligations arising under any Guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded.

            Section 4.08. Limitation on Issuers' Business. An Issuer shall not, and shall not permit any or its Restricted Subsidiaries, to, directly or indirectly, engage in any business other than the Telecommunications Business.

            Section 4.09. Limitation on Restricted Payments. (a) The Issuers shall not make, and shall not permit any of their Restricted Subsidiaries to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment:

            (1) a Default or Event of Default shall have occurred and be continuing (or would result therefrom);

            (2) the Issuers (on a consolidated combined basis) could not Incur at least $1.00 of additional Indebtedness pursuant to Section 4.07(a); or

            (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be based upon Fair Market Value) declared or made subsequent to the Issue Date and then outstanding would exceed, at the date of determination, without duplication, the sum of:

                  (A) an amount (whether positive or negative) equal to the
            Issuers' combined EBITDA from the beginning of the first fiscal quarter in which the Notes are originally issued to the end of the Issuers' most recent fiscal quarter for which internal financial statements are available at the date of such Restricted Payment, taken as a single accounting period, less the product of 1.5 times the Issuers' Consolidated Interest Expense from the first date of the fiscal quarter in which the Issue Date occurs to the end of the Issuers' most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment, taken as a single accounting period,

                  (B) Capital Stock Sale Proceeds,

                  (C) the sum of (A) the aggregate net cash proceeds received by any Issuer or any of its Restricted Subsidiaries from the issuance or sale after the Issue Date of convertible or exchangeable Indebtedness that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Issuers and (B) the aggregate amount by which Indebtedness of the Issuers or any of their Restricted Subsidiaries is reduced on the Issuers' consolidated combined balance sheet on or after the Issue Date upon the conversion or exchange of any Indebtedness issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Issuers (excluding, in the case of clause (A) or (B), (x) any such Indebtedness issued or sold to the Issuers or a Subsidiary of the Issuers or an employee stock ownership plan or trust established by the Issuers or any such Subsidiary for the benefit of their employees and (y) the aggregate amount of any cash or other Property distributed by the Issuers or any of their Restricted Subsidiaries upon any such conversion or exchange), and

                  (D) an amount equal to the sum of (A) the net reduction in, or any return on, Investments (other than Permitted Investments) resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to any Issuer or any Restricted Subsidiary in respect of such Investment, or from the reclassification of any Unrestricted Subsidiary as a Restricted Subsidiary, or from the disposition of capital stock of an Unrestricted Subsidiary for cash or Property (valued at the Fair Market Value thereof) received by any Issuer or any Restricted Subsidiary, and (B) the portion (proportionate to any Issuer's equity interest in an Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by any Issuer or any Restricted Subsidiary in such Person.

            (b) The provisions of Section 4.09(a) will not prohibit any of the following (each, a "Permitted Payment"):

            (1) the payment of dividends on Capital Stock of the Company or the Issuers within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with this Indenture; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

            (2) the purchase, repurchase, redemption, defeasance, acquisition or retirement for value of Capital Stock of an Issuer or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of an Issuer (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of an Issuer or an employee stock ownership plan or trust established by an Issuer or any such Subsidiary for the benefit of their employees); provided, however, that (A) such purchase, repurchase, redemption, defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and (B) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (a)(3) above;

            (3) the purchase, repurchase, redemption, defeasance, acquisition or retirement for value of any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

            (4) the repurchase of shares of, or of options to purchase shares of, common stock of an Issuer or any of its Affiliates or Subsidiaries from current or former officers, directors, employees or consultants of an Issuer or any of its Subsidiaries (or permitted transferees of such current or former officers, directors, employees or consultants), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that (A) the aggregate amount of such repurchases shall not exceed $5.0 million in any fiscal year, (B) such repurchases shall be included in the calculation of the amount of Restricted Payments and (C) at the time of any such repurchase, no Default or Event of Default shall have occurred and be continuing (or result therefrom);

            (5) so long as no Default or Event of Default shall have occurred and be continuing, the payment of the fees and expenses of the Equity Investors as contemplated by the Professional Service Fee Agreements up to $5.0 million in aggregate in each fiscal year; provided, however, that any such amounts paid in excess of $3.0 million per fiscal year shall be included in the calculation of the amount of Restricted Payments;

            (6) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of an Issuer Incurred in accordance with
      Section 4.07 of this Indenture to the extent that the amount of all Repayment obligations with respect thereto is included in the calculation of the consolidated combined Indebtedness of the Issuers for the purposes of the Leverage Ratio; provided, however, that such amounts are excluded in the calculation of the amount of Restricted Payments;

            (7) the payment of dividends, other distributions or other amounts by an Issuer to the Company, to pay fees and expenses required to maintain its existence as a limited liability company, including as contemplated by the LLC Agreement (including franchise taxes and federal, state, local and foreign income taxes), customary salary, bonus and other benefits payable to its officers and employees, expenses of members of the Board of Directors and other general corporate administrative and overhead expenses, in the aggregate not to exceed $1.0 million in any fiscal year, of which $500,000 may be carried over to the succeeding fiscal year to the extent not used in the preceding fiscal year; provided, however, that upon the consummation of a Public Eq-uity Offering, such amounts shall be $2.0 million and $1.0 million, respectively; provided, further, however, that such Permitted Payments shall be included in the calculation of the amount of Restricted Payments;

            (8) so long as no Default or Event of Default shall have occurred and be continuing or shall be in existence immediately thereafter, making loans to members of management of the Issuers pursuant to written agreements with such members in an aggregate principal amount not to exceed $2.0 million in the aggregate at any one time outstanding, provided, however, that any such loans shall be included in the calculation of Restricted Payments;

            (9) repurchases of Capital Stock deemed to occur upon (A) the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof and (B) any purchase or acquisition from, or withholding on issuances to, any employee of an Issuer's Capital Stock in order to satisfy any applicable federal, state or local tax payments in respect of the receipt of shares of the Issuer's Capital Stock; provided, however, that such amounts shall be excluded in the calculation of the amount of Restricted Payments;

            (10) in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of an Issuer at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Issuer (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer with respect to the Notes as a result of such Change of Control and has repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer; provided further, however, that such payment, purchase, redemption, defeasance or other acquisition or retirement shall be included in the calculation of the amount of Restricted Payments;

            (11) the payment of cash in lieu of the issuance of fractional shares of Capital Stock upon the exercise or conversion of securities exercisable or convertible into Capital Stock of an Issuer; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments;

            (12) payments or distributions, in the nature of satisfaction of dissenters' or appraisal rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions hereof applicable to mergers, consolidations and transfers of all or substantially all of the Property and assets of the Company or an Issuer; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

            (13) following the first Public Equity Offering that results in a Public Market, pay dividends on the Capital Stock of the Issuers of up to 6.0% per year of the cash proceeds contributed to the Issuers (net of underwriters' fees, discounts or commissions paid by the Issuers) of such first Public Equity Offering; provided, however, that (1) such dividends shall be (x) paid pro rata to the holders of all classes of the applicable class of Capital Stock of the ultimate parent entity of the Issuers and
      (y) included in the calculation of the amount of Restricted Payments and
      (2) at the time of payment of any such dividend, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

            (14) the declaration and payment of dividends by an Issuer to the Company; provided that an equal amount of cash equity is concurrently contributed by the Company to the other Is-suer; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; and

            (15) other Permitted Payments in an amount which does not exceed $10.0 million; provided, however, that such Permitted Payments shall be included in the calculation of the amount of Restricted Payments.

            Section 4.10. Limitation on Restrictions on Distributions from Restricted Subsidiaries. An Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any of its Restricted Subsidiaries to

            (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Indebtedness or other obligation owed to such Issuer or any of its other Restricted Subsidiaries,

            (b) make any loans or advances to such Issuer or any of its other Restricted Subsidiaries or

            (c) transfer any of its Property to such Issuer or any of its other Restricted Subsidiaries.

            The foregoing limitations will not apply

            (1)   with respect to clauses (a), (b) and (c), to restrictions

                  (A) arising under agreements of such Issuer and any of its
            Restricted Subsidiaries (as of the Issue Date) that were in effect on the Issue Date, including with respect to the Exchange Notes,

                  (B) arising under Credit Facilities; provided such
            restrictions are no more restrictive than those contained in the Credit Agreement as in effect on the Issue Date,

                  (C) relating to Indebtedness of such Issuer's Restricted
            Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by such Issuer or another of its Restricted Subsidiaries,

                  (D) that result from the Refinancing of Indebtedness, provided such restriction is no more restrictive than those under the agreement evidencing the Indebtedness so Refinanced,

                  (E) required by any governmental body or regulatory authority having jurisdiction over such Issuer or any of its Restricted Subsidiaries or any of their businesses or any rule, regulation, order or applicable law,

                  (F) with respect to the disposition or distribution of assets or Property in joint venture and other similar agreements entered into in the ordinary course of business, or

                  (G) on cash or other deposits imposed by customers under
            contracts entered into in the ordinary course of business; and

            (2)   with respect to clause (c) only, to restrictions

                  (A) relating to Indebtedness that is permitted to be Incurred and/or secured without also securing the Notes pursuant to Section
            4.07 and/or Section 4.14, as applicable, that limit the right of the debtor to dispose of the Property securing such Indebtedness,

                  (B) encumbering Property at the time such Property was
            acquired by such Issuer or any of its Restricted Subsidiaries, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition,

                  (C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder, or

                  (D) customary restrictions contained in asset sale or stock purchase agreements limiting the transfer of such Property, or payments, dividends or other distributions by any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary and Property of any such Restricted Subsidiary subject to a pending sale) pending the closing of such sale.

            Section 4.11. Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries. An Issuer shall not

            (a) sell, transfer, convey or otherwise dispose of any shares of Capital Stock of any of its Restricted Subsidiaries or

            (b) permit any of its Restricted Subsidiaries to, directly or indirectly, issue, sell, transfer, convey or otherwise dispose of any shares of its Capital Stock, other than

                  (1) directors' qualifying shares,

                  (2) to such Issuer or a Wholly Owned Subsidiary of such
            Issuer, or

                  (3) if, immediately after giving effect to such disposition,
            (A) such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and (B) any Investment in such Person remaining after giving effect thereto is treated as a new Investment by an Issuer and such Investment would be permitted to be made under
            Section 4.09 of this Indenture if made on the date of such issuance, sale or other disposition; provided, however, that, in the case of this clause (3), such issuance, sale or disposition is effected in compliance with Section 4.12 of this Indenture.

            For purposes of this covenant, the creation of a Lien on any Capital Stock of a Restricted Subsidiary to secure Indebtedness of an Issuer or any of the Restricted Subsidiaries will not be deemed to be a violation of this covenant; provided, however, that any sale or other disposition by the secured party of such Capital Stock following foreclosure of its Lien will be subject to this covenant.

            Section 4.12. Limitation on Asset Sales. An Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale unless

            (a) such Issuer or its Restricted Subsidiaries receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

            (b) at least 75.0% of the consideration paid to such Issuer or its Restricted Subsidiaries in connection with such Asset Sale is in the form of cash or cash equivalents; and

            (c) such Issuer delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (a) and (b).

            For purposes of this covenant, each of the following will be deemed to be cash or cash equivalents:

            (a) any liabilities, as shown on an Issuer's most recent consolidated balance sheet, (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Issuers and the Restricted Subsidiaries from further liability;

            (b) any securities, notes or other obligations received by an Issuer or any Restricted Subsidiary from the transferee that are converted by such Issuer or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion, within 180 days after receipt;

            (c) any Designated Non-cash Consideration received by an Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed $10.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

            The Net Available Cash (or any portion thereof) from Asset Sales may be applied by such Issuer or its Restricted Subsidiaries, to the extent that such Issuer or its Restricted Subsidiaries elects (or is required by the terms of any Indebtedness):

            (a) to Repay Senior Indebtedness of an Issuer or a Restricted Subsidiary (excluding any Indebtedness owed to an Affiliate of such Issuer);

            (b) subject to Section 4.09 of this Indenture, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by an Issuer or another of its Restricted Subsidiaries); or

            (c) any combination of the foregoing clauses (a) and (b).

Pending such application, and subject in all respects to the procedures set forth below, an Issuer may, to the extent such use would not constitute a Repayment, use such Net Available Cash to temporarily reduce Indebtedness or may make an Investment in U.S. Government Obligations.

            Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Available Cash or that is not (to the extent not used to temporarily reduce Indebtedness) segregated from the general funds of such Issuer for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 365-day period and that shall not have been completed or abandoned shall constitute "Excess Proceeds"; provided, however, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute "Excess Proceeds" at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable. When the aggregate amount of Excess Proceeds exceeds $10.0 million (taking into account income earned on such Excess Proceeds, if any), the Issuers will concurrently be required to make an offer to purchase (the "Prepayment Offer") the Notes which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of Notes have been given the opportunity to tender their Notes for purchase in accordance with this Indenture, such Issuer or such Restricted Subsidiary may use such remaining amount for any purpose permitted by this Indenture and the amount of Excess Proceeds will be reset to zero. The term "Allocable Excess Proceeds" will mean the product of (a) the Excess Proceeds and (b) a fraction, the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer and the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Indebtedness of the Issuers outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this Section 4.12 and requiring the Issuers to concurrently make an offer to purchase such Indebtedness at substantially the same time as the Prepayment Offer.

            Within five Business Days after the Issuers are concurrently obligated to make a Prepayment Offer as described in the preceding paragraph, the Issuers shall send a written notice, by first-class mail, to the holders of Notes, with a copy to the Trustee, accompanied by such information regarding the Issuers and their Subsidiaries as the Issuers in good faith believe will enable such holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

            The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.12. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.12, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.12 by virtue thereof.

            Section 4.13. Limitation on Transactions with Affiliates. An Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of either Issuer (an "Affiliate Transaction"), unless

            (a) the terms of such Affiliate Transaction are

                  (1) set forth in writing,

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                  (2) in the best interest of such Issuer or its Restricted
            Subsidiaries, as the case may be, and

                  (3) no less favorable to such Issuer or its Restricted
            Subsidiaries, as the case may be, taken as a whole, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of such Issuer,

            (b) if such Affiliate Transaction involves aggregate payments or value in excess of $5.0 million, either (x) such Issuer's Board of Directors (including a majority of the disinterested members of such Issuer's Board of Directors) approves such Affiliate Transaction, and in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a)(2) and (3) of this Section 4.13 as evidenced by a board resolution promptly delivered to the Trustee or (y) such Issuer complies with clause (c) of this paragraph (without regard to the dollar threshold contained therein), and

            (c) if such Affiliate Transaction involves aggregate payments or value in excess of $10.0 million, such Issuer obtains a written opinion from an Independent Appraiser to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to such Issuer or its Restricted Subsidiary, as the case may be.

            Notwithstanding the foregoing limitation, an Issuer or its Restricted Subsidiaries may enter into or suffer to exist the following:

            (1) any transaction or series of transactions exclusively between or among, as the case may be,

                  (A) the Issuers,

                  (B) an Issuer and one or more Restricted Subsidiaries,

                  (C) two or more Restricted Subsidiaries, or

                  (D) the Issuers and one or more Restricted Subsidiaries of either Issuer;

            (2) any Restricted Payment permitted to be made pursuant to Section 4.09, including, but not limited to, Permitted Payments and Permitted Investments;

            (3) the payment of compensation (including amounts paid pursuant to employee benefit plans) or the entering into, and performance of, any indemnification agreement, for the personal services of officers, directors and employees of an Issuer or any of its Restricted Subsidiaries, so long as such payments are pursuant to a policy (A) established by its Board of Directors in good faith and (B) evidenced by a resolution of its Board of Directors that establishes standards to ensure that the terms and amount of such compensation are fair consideration for the services to be performed;

            (4) loans and advances to employees made in the ordinary course of business of an Issuer or its Restricted Subsidiaries, as the case may be, provided that such loans and advances do not exceed $2.0 million in the aggregate at any one time outstanding;

            (5) any sale or other issuance of Capital Stock (other than Disqualified Stock) of an Issuer;

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            (6) in the case of joint ventures in which an Issuer or any
      Restricted Subsidiary has an interest, so long as the other parties to the joint venture which are not Affiliates of the Issuer own at least 50% of the equity of such joint venture, transactions between such joint venture and the Issuer or any Restricted Subsidiary; provided, that the Board of Directors of such Issuer or Restricted Subsidiary approves such transaction and, in its good faith judgment, believes that such transaction complies with clauses (a)(2) and (3) of this Section 4.13;

            (7) any transactions between Homebase and any of its Subsidiaries or Affiliates and any existing or future portfolio company of any of the Equity Investors in the Telecommunications Business in the ordinary course of business (including, without limitation, the payment of access fee charges); provided, that the Board of Directors of such Issuer or Restricted Subsidiary approves such transaction and, in its good faith judgment, believes that such transaction complies with clauses (a)(2) and
      (3) of this Section 4.13; or

            (8) any transactions, to the extent not addressed by other clauses of this paragraph or the definition of Permitted Payments, as in effect on the Issue Date and contemplated by this offering circular and reasonable modifications or extensions of such transactions consistent with past practice and not less favorable to the Issuers from a financial point of view.

            Section 4.14. Limitation on Liens. An Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless (a) if such Lien secures Senior Indebtedness, the Notes are secured on an equal and ratable basis with such Indebtedness and (b) if such Lien secures any other Indebtedness, such Lien shall be subordinated to a Lien securing the Notes in the same Property as that securing such other Indebtedness (and if such Lien secures a Subordinated Obligation, such Lien shall be subordinated to a Lien securing the Notes to at least the same extent as such Subordinated Obligation is subordinated to the Notes).

            Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien giving rise to the requirement under this Section 4.14 to equally and ratably secure the Notes under either clause
(a) or (b) above.

            Section 4.15. Purchase of Notes upon a Change of Control. (a) Upon the occurrence after the Issue Date of a Change of Control, each Holder will have the right to require the Issuers to concurrently repurchase all or any part of such Holder's Notes equal to $1,000 or in integral multiples of $1,000 at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that the Issuers shall not be obligated to repurchase Notes pursuant to this Section 4.15 in the event that they have exercised their right to redeem all the Notes as provided in Article 10.

            (b) The Issuers will not be required to make a Change of Control Offer (as defined below) following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

            (c) Unless the Issuers have exercised their right to redeem all the Notes as provided under Article 10, the Issuers shall, not later than 30 days following the date the Issuers obtain actual

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knowledge of any Change of Control having occurred, or that it will occur, mail a notice to each Holder with a copy to the Trustee stating:

            (1) that a Change of Control has occurred or may occur and that such Holder has, or upon such occurrence will have, the right to require the Issuers to concurrently purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

            (2) the circumstances and relevant facts and financial information regarding such Change of Control;

            (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed);

            (4) the instructions determined by the Issuers, consistent with this
      Section 4.15, that a Holder must follow in order to have its Notes purchased; and

            (5) if such notice is mailed prior to the occurrence of a Change of Control, that such offer (the "Change of Control Offer") is conditioned on the occurrence of such Change of Control.

            (d) The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.15. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.15, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

            Section 4.16. Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors of an Issuer may designate any Subsidiary of such Issuer to be an Unrestricted Subsidiary if

            (a) the Subsidiary to be so designated does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any Property of, such Issuer or any of its Restricted Subsidiaries,

            (b) the Subsidiary to be so designated is not obligated under any Indebtedness, Lien or other obligation that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Indebtedness of such Issuer or of any of its Restricted Subsidiaries and

            (c) either (1) the Subsidiary to be so designated has total assets of $1,000 or less or (2) such designation is effective immediately upon such entity becoming a Subsidiary of such Issuer.

            Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of such Issuer will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary of such Issuer and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the immediately following paragraph will not be satisfied after giving pro forma effect to such classification. Except as provided in the first sentence of this paragraph, no Restricted Subsidiary of an Issuer may be redesignated as an Unrestricted Subsidiary of such Issuer.

            The Board of Directors may designate any of such Issuer's Unrestricted Subsidiaries to be a Restricted Subsidiary of such Issuer if, immediately after giving pro forma effect to such designation, (x) the Issuers could Incur at least $1.00 of additional Indebtedness pursuant to Section 4.07(a) and (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

            Any such designation or redesignation by the Board of Directors of an Issuer will be evidenced to the Trustee by filing with the Trustee a board resolution giving effect to such designation or redesignation and an Officers' Certificate (a) certifying that such designation or redesignation complies with the foregoing provisions and (b) giving the effective date of such designation or redesignation, such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Issuers in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Issuers' fiscal year, within 90 days after the end of such fiscal year).

            Section 4.17. Limitation on Sale and Leaseback Transactions. An Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any Property unless

            (a) such Issuer or its Restricted Subsidiaries would be entitled to
      (1) Incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale and Leaseback Transaction pursuant to Section
      4.07 of this Indenture and (2) create a Lien on such Property securing such Attributable Indebtedness without also securing the Notes pursuant to
      Section 4.14 of this Indenture and

            (b) such Sale and Leaseback Transaction is effected in compliance with Section 4.12 of this Indenture.

                                   ARTICLE 5

                                   SUCCESSORS

            Section 5.01. Merger, Consolidation and Sale of Property. The Company shall not, and will not permit either Issuer to, merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary, an Issuer or any Note Guarantor, into an Issuer or any Note Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

            (a) the resulting, surviving or transferee Person (the "Surviving Person") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

            (b) the Surviving Person (if other than the Company, an Issuer or a Note Guarantor) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company, such Issuer or Note Guarantor;

            (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, any Issuer or Note Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

            (d) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clauses (e) and (f) below, any Indebtedness that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

            (e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Issuers or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Indebtedness under Section 4.07(a) of this Indenture; and

            (f) the Issuers shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

            The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company, the Issuers or the Note Guarantors, as the case may be, under this Indenture, but the predecessor company in the case of a sale, transfer, assignment, lease, conveyance or other disposition shall not be released from its obligations under this Indenture and the Notes (except the predecessor company shall be so released in the case of the sale, transfer, assignment, conveyance or other disposition, but not the lease, of the assets as an entirety or virtually as an entirety).

            Notwithstanding the foregoing, in no event shall the Company be permitted to sell, transfer or assign, convey or otherwise dispose of the Capital Stock of either Issuer except in connection with an Intermediate Holdco Reorganization.

            Section 5.02. Surviving Person Substituted. Upon any transaction involving the Company or either Issuer in accordance with Section 5.01 in which the Company or the relevant Issuer is not the Surviving Person, the Surviving Person will succeed to, and be substituted for, and may exercise every right and power of, the Company or the relevant Issuer under this Indenture, and thereafter the predecessor Company or the relevant Issuer shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                   ARTICLE 6

                                    REMEDIES

            Section 6.01. Events of Default. An "Event of Default" occurs if:

            (1) the Issuers default in any payment of any interest on the Notes when the same becomes due and payable and such default continues for a period of 30 days;

            (2) the Issuers default in the payment of any principal of (or premium, if any, on) any Note when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

            (3) the Issuers fail to comply with Section 4.15 or Article 5;

            (4) the Issuers fail to comply with any of its agreements in the Notes or this Indenture (other than those referred to in clause (1), (2), or (3) above) or the Pledge and Guarantee Agreement and such failure continues for 60 days after receipt of the notice written specified in the penultimate paragraph of this Section 6.01;

            (5) a default occurs under any Indebtedness by the Company, an Issuer or any of its Restricted Subsidiaries that results in acceleration of the maturity of such Indebtedness, or failure to pay any such Indebtedness at maturity, in an aggregate amount greater than $10.0 million or its foreign currency equivalent at the time;

            (6) the Company, either of the Issuers or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (D) makes a general assignment for the benefit of its
            creditors;

            (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company, either of the Issuers or any Significant Subsidiary in an involuntary case;

                  (B) appoints a Custodian of the Company, either of the Issuers or any Significant Subsidiary or for any substantial part of its property; or

                  (C) orders the winding up or liquidation of the Company,
            either of the Issuers or any Significant Subsidiary;

      and the order or decree remains unstayed and in effect for 60 days;

            (8) the rendering of any judgment for the payment of money in an aggregate amount in excess of $10.0 million, or its foreign currency equivalent at the time, against the Company, an Issuer or any of its Restricted Subsidiaries by a court or other adjudicatory authority of competent jurisdiction that is not discharged, or bonded or insured by a third Person and such judgment or decree remains outstanding for a period of 60 consecutive days following such judgment or decree and is not discharged, waiver or stayed; or

            (9) the failure of any Note Guarantee by the Company or an Issuer to be in full force and effect (except as contemplated by the terms thereof or of this Indenture) or the denial or disaffirmation in writing by the Company or either Issuer of its obligations under its Note Guarantee (other than by reason of the termination of this Indenture, the Pledge and Guarantee Agreement or such Note Guarantee or the release of such Note Guarantee in accordance with such Note Guarantee or this Indenture) or the default by the Company on the performance of the Pledge and Guarantee Agreement which results in the unenforceability, invalidity or imperfection or lack of requisite priority of the Trustee's Lien on the Collateral or the repudiation or disaffirmation by the Company of its obligations under the Pledge and Guarantee Agreement or the determination in a judicial proceeding that the Pledge and Guarantee Agreement is unenforceable.

            The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            A Default under clause (4) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes notify the Issuers (and the Trustee in the case of a notice by Holders) of the Default and the Issuers do not cure such Default within the time specified therein after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default." When a Default or an Event of Default is cured, it ceases.

            The Issuers shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer's Certificate of any Event of Default and any event that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Issuers are taking or propose to take with respect thereto.

            Section 6.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 6.01(6) or Section 6.01(7) with respect to an Issuer) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes by notice to the Issuers and the Trustee, in either case specifying in such notice the respective Event of Default and that such notice is a "notice of acceleration," may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon the effectiveness of such a declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in Section 6.01(6) or Section 6.01(7) with respect to the Company or an Issuer occurs and is continuing, then the principal of and any accrued interest on all the Outstanding Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the Outstanding Notes by notice to the Company and the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of such acceleration. No such rescission shall affect any subsequent Default or impair any right arising as a result thereof.

            Notwithstanding the foregoing, in the event an Event of Default specified in Section 6.01(5) shall have occurred and be continuing, such Event of Default and all consequences thereof (including without limitation any acceleration or resulting payment default) shall be annulled, waived and rescinded automatically and without any action by the Trustee or the Holders and be of no further effect if within 30 days after such Event of Default (x) the Indebtedness that is the subject of such Event of Default has been discharged or paid in full, or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (z) the default in respect of such Indebtedness that is the basis for such Event of Default has been cured.

            Section 6.03. Other Remedies; Collection Suit by Trustee. If an Event of Default occurs and is continuing, the Trustee may, but is not obligated under this Section 6.03 to, pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. If an Event of Default specified in
Section 6.01(1) or 6.01(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against each Issuer for its respective Several Share of the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful with respect to such Several Share) and the amounts provided for in Section 7.07.

            Section 6.04. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to either Issuer or any other obligor upon the Notes, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

            No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            Section 6.05. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

            Section 6.06. Application of Money Collected. Any money or property collected by the Trustee pursuant to this Article 6 or Article 14 or as proceeds from Collateral shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            First: To the payment of all amounts due the Trustee under Section 7.07;

            Second: To the payment of the amounts then due and unpaid upon the Notes for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

            Third: to the Issuers.

            Section 6.07. Limitation on Suits. No Holder may pursue any remedy with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

            (1) such Holder has previously given the Trustee written notice of a continuing Event of Default;

            (2) Holders of at least 25% in principal amount of the Outstanding Notes have requested the Trustee in writing to institute such proceeding as trustee;

            (3) such Holder or Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense to institute such proceeding as trustee;

            (4) the Trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and

            (5) the Holders of a majority in principal amount of the Outstanding Notes have not given the Trustee a direction inconsistent with the request within such 60-day period and shall have failed to institute such proceeding within 60 days.

            A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder, to obtain a preference or priority over another Holder or to enforce any right under this Indenture except in the manner herein provided and for the equal and ratable benefit of all Holders.

            Section 6.08. Unconditional Right of Holders To Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the absolute and unconditional right to receive payment of the principal of and all (subject to Section 3.07) interest on such Note on the respective Stated Maturity or Interest Payment Dates expressed in such Note and to institute suit for the enforcement of any such payment on or after such respective Stated Maturity or Interest Payment Dates, and such right shall not be impaired without the consent of such Holder.

            Section 6.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuers, any other obligor upon the Notes, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

            Section 6.10. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            Section 6.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

            Section 6.12. Control by Holders. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee, provided that

            (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

            (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

            However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action. This Section 6.12 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

            Section 6.13. Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default

            (1) in the payment of the principal of (or premium, if any) or interest on any Note (which may only be waived with the consent of each Holder of Notes affected), or

            (2) in respect of a covenant or provision hereof that pursuant to the second paragraph of Section 9.02 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

            Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In case of any such waiver, the Issuers, any other obligor upon the Notes, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this Section 6.13 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

            Section 6.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or the Notes, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. This Section 6.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective Stated Maturity or Interest Payment Dates expressed in such Note.

            Section 6.15. Waiver of Stay, Extension or Usury Laws. Neither of the Issuers (to the extent that it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other similar law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive such Issuer from paying all or any portion of its respective portions of the principal of (or premium, if any) or interest on the Notes contemplated herein or in the Notes or that may affect the covenants or the performance of this Indenture; and each of the Issuers (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7

                                   THE TRUSTEE

            Section 7.01. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default,

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of gross negligence, bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but need not verify the contents thereof.

            (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own bad faith or willful misconduct, except that (i) this paragraph does not limit the effect of paragraph (a) of this Section 7.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts or acted in bad faith or with willful misconduct in relation thereto; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.12.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it

            (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of Sections 7.01 and 7.03 hereof.

            Section 7.02. Notice of Defaults. Within 90 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors or the executive committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

            Section 7.03. Certain Rights of Trustee. Subject to the provisions of Section 7.01:

            (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (2) any request or direction of the Company or the Issuers mentioned herein shall be sufficiently evidenced by a Company Request or Company Order thereof, and any resolution of any Person's board of directors shall be sufficiently evidenced if certified by an Officer of such Person as having been duly adopted and being in full force and effect on the date of such certificate;

            (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of gross negligence, bad faith or willful misconduct on its part, rely upon an Officer's Certificate of the Company or an Issuer;

            (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

            (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

            (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document; and

            (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            Section 7.04. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and/or the Issuers, and as applicable, neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it has the power and authority to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder, that this Indenture is the valid and binding obligation of the Trustee and that the state-ments made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Issuers and any other obligor upon the Notes in connection with the registration of any Notes and any Note Guarantees issued hereunder are and will be true and accurate subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company or the Issuers of Notes or the proceeds thereof.

            Section 7.05. May Hold Notes. The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Issuers, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 7.08 and Section 7.13, may otherwise deal with an Issuer or its Affiliates with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

            Section 7.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuers.

            Section 7.07. Compensation and Reimbursement. Each Issuer severally agrees,

            (1) to pay to the Trustee from time to time such Issuer's Several Share of reasonable compensation for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for such Issuer's Several Share of all reasonable out-of-pocket expenses incurred by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence willful misconduct or bad faith; and

            (3) to indemnify the Trustee for, and to hold it harmless against, such Issuer's Several Share of any loss, liability or expense incurred without negligence or willful misconduct bad faith on the Trustee's part, arising out of or in connection with the administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

An Issuer need not pay for any settlement made without its consent.

            Section 7.08. Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. To the extent permitted by the TIA, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Original Notes and Additional Notes, or a trustee under any other indenture between or among the Company, the Issuers or any of their Affiliates and the Trustee.

            Section 7.09. Corporate Trustee Required; Eligibility. There shall at all times be one (and only one) Trustee hereunder. The Trustee shall be a Person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the TIA, the combined capi-tal and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

            Section 7.10. Resignation and Removal; Appointment of Surviving Person. No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.11. Any such resignation or removal pursuant to this Section 7.10 and appointment of a successor pursuant to Section
7.11 shall be deemed to constitute the simultaneous resignation and replacement of the Trustee in its capacity as Second Priority Collateral Agent (as defined in the Pledge and Guarantee Agreement) pursuant to Section 29 of the Pledge and Guarantee Agreement.

            The Trustee may resign at any time by giving written notice thereof to the Issuers. If the instrument of acceptance by a successor Trustee required by Section 7.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

            If at any time:

            (1) the Trustee shall fail to comply with Section 7.08 after written request therefor by the Issuers or by any Holder who has been a bona fide Holder of a Note for at least six months, or

            (2) the Trustee shall cease to be eligible under Section 7.09 and shall fail to resign after written request therefor by the Issuers or by any such Holder, or

            (3) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuers may remove the Trustee, or (B) subject to Section 6.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

            If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuers shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 7.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Issuers and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of
Section 7.11, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Issuers. If no successor Trustee shall have been so appointed by the Issuers or the Holders and accepted appointment in the manner required by Section 7.11, then, subject to Section 6.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

            The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.10. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

            Section 7.11. Acceptance of Appointment by Surviving Person. In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuers and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuers or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

            Upon request of any such successor Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to above.

            No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.

            Section 7.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

            Section 7.13. Preferential Collection of Claims Against Issuers. If and when the Trustee shall be or become a creditor of the Issuers (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Issuers (or any such other obligor).

            Section 7.14. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument in writing signed by a Trust Officer, a copy of which instrument shall be promptly furnished to the Company. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication (or execution of a certificate of authentication) by the Trustee includes authentication (or execution of a certificate of authentication) by such Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

            Section 7.15. Withholding Taxes. Notwithstanding any other provision of this Indenture, the Trustee, as agent for the Issuers and the Note Guarantors, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Notes or the Note Guarantees any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Notes or the Note Guarantees, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders, that it will furnish to the Holders such forms or certificates as are necessary or appropriate to provide the certification, identification, information or documentation described in Section 4.04 (iii), that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time.

                                   ARTICLE 8

                          HOLDERS' LISTS AND REPORTS BY
                               TRUSTEE AND ISSUERS

            Section 8.01. Issuers To Furnish Trustee Names and Addresses of Holders. Upon the written request of the Trustee, the Issuers will furnish or cause to be furnished

            (1) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

            (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuers of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished pursuant to this Section 8.01.

            Section 8.02. Preservation of Information; Communications to Holders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list, if any, furnished to the Trustee as provided in Section 8.01 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar; provided, however, that if and so long as the Trustee shall be the Note Registrar, the Note Register shall satisfy the requirements relating to such list. None of the Company, the Issuers or the Trustee or any other Person shall be under any responsibility with regard to the accuracy of such list. The Trustee may destroy any list furnished to it as provided in Section 8.01 upon receipt of a new list so furnished.

            The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the TIA.

            Every Holder of Notes, by receiving and holding the same, agrees with the Issuers and the Trustee that neither the Issuers nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

            Section 8.03. Reports by Trustee. Within 60 days after each April 1 beginning with April 1, 2005, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. A copy of each such report shall, at the time of such transmission to Holders, be mailed to the Issuers and filed by the Trustee with each stock exchange upon which any Notes are listed, with the SEC. The Issuers will notify the Trustee when any Notes are listed on any stock exchange.

                                   ARTICLE 9

                         AMENDMENT, SUPPLEMENT OR WAIVER

            Section 9.01. Without Consent of Holders. Without the consent of the Holders of any Notes, the Company, the Issuers and the Trustee may amend or supplement this Indenture, the Notes or the Pledge and Guarantee Agreement, for any of the following purposes:

            (1) to cure any ambiguity, omission, defect or inconsistency,

            (2) to provide for the assumption by a Surviving Person of the obligations of the Company or an Issuer under this Indenture, the Notes and the Pledge and Guarantee Agreement, as applicable,

            (3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code),

            (4) to add Guarantees with respect to the Notes, to secure the Notes, to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the Notes when such release, termination or discharge is provided for under this Indenture or the Pledge and Guarantee Agreement,

            (5) to add to the covenants of the Company (with respect to the Pledge and Guarantee Agreement) or the Issuers for the benefit of the Holders or to surrender any right or power conferred upon the Company (with respect to the Pledge and Guarantee Agreement) or the Issuers,

            (6) to make any change that does not adversely affect the rights of any Holder under the Notes, the Pledge and Guarantee Agreement, or this Indenture,

            (7) to provide for or confirm the issuance of Additional Notes; or

            (8) to comply with any requirement of the SEC in connection with the qualification of this Indenture or the Pledge and Guarantee Agreement under the TIA.

            Section 9.02. With Consent of Holders. Subject to Section 6.08, the Company, the Issuers and the Trustee may amend or supplement this Indenture, the Notes or the Pledge and Guarantee Agreement with the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes by written notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for Notes) may waive any existing Default or Event of Default (except a default in the payment of principal, premium or interest and certain covenants and provisions of this Indenture that cannot be amended without the consent of each holder of an outstanding Note) or compliance by the Company or either Issuer with any provision of this Indenture, the Notes, any Note Guarantee or the Pledge and Guarantee Agreement.

            Notwithstanding the provisions of this Section 9.02, without the consent of each Holder of an Outstanding Note, an amendment or waiver, including a waiver pursuant to Section 6.13, may not:

            (i) reduce the principal amount of the Notes whose Holders must consent to an amendment or waiver;

            (ii) reduce the rate of or extend the time for payment of interest on any Note;

            (iii) reduce the principal or extend the Stated Maturity of any Note;

            (iv) reduce the premium payable upon the redemption of any Note or change the date on which any Note may be redeemed as described in Section 10.01;

            (v) make any Note payable in money other than that stated in the Notes;

            (vi) release any security interest, including pursuant to the Pledge and Guarantee Agreement, that may have been granted in favor of the Holders other than pursuant to the terms of such security interest;

            (vii) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

            (viii) reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer;

            (ix) at any time after the Issuers are obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which such Prepayment Offer must be made or at which the Notes must be repurchased pursuant thereto;

            (x) make any change with respect to the ranking of the Notes or any Note Guarantee relative to any other Indebtedness or other obligations of the Issuers or any Note Guarantor, as the case may be; or

            (xi) make any change in the amendment or waiver provisions described in this Section 9.02.

            It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to the Holders of each Note at such Holders' address appearing in the Notes Register, a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture or the effectiveness of any such amendment, supplement or waiver.

            Section 9.03. Execution of Amendments, Supplements or Waivers. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, sup-plement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel to the effect that, and in the form typically used by the applicable counsel, (i) the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, (ii) no Event of Default shall occur as a result of the execution of such Officers' Certificate or the delivery of such Opinion of Counsel and (iii) the amended or supplemental indenture complies with the terms of this Indenture.

            Section 9.04. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or any Note that evidences all or any part of the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver as set forth in Section 1.08.

            Section 9.05. Conformity with TIA. Every amendment or supplemental indenture executed pursuant to this Article shall conform to the applicable requirements of the TIA as then in effect.

            Section 9.06. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (if required by the Issuers and in accordance with the specific direction of the Issuers) request the Holder of the Note to deliver it to the Trustee and the Trustee shall (if required by the Issuers and in accordance with the specific direction of the Issuers) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Notwithstanding the foregoing, failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                                   ARTICLE 10

                               REDEMPTION OF NOTES

            Section 10.01. Right of Redemption. (a) Except as otherwise set forth in this Section 10.01, the Notes will not be redeemable at the option of the Issuers prior to April 1, 2008. Thereafter, the Notes will be redeemable, at the Issuers' option, in whole or in part, and from time to time on and after April 1, 2008 and prior to their Stated Maturity. Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to and including the Redemption Date. Any such redemption and notice may, in the Issuers' discretion, be subject to the satisfaction of one or more conditions precedent. The Notes will be so redeemable at the following Redemption Prices (expressed as a percentage of principal amount), plus accrued interest, if any, to and including the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on April 1 of the years set forth below:

                                                                    REDEMPTION
PERIOD                                                                PRICE
------                                                              ----------
2008.............................................................      104.875%
2009.............................................................      102.438%
2010 and thereafter..............................................      100.000%

            (b) In addition, at any time and from time to time prior to April 1, 2007, the Issuers at their option may concurrently redeem the Notes (and any Additional Notes) in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (plus the principal amount of any Additional Notes), with funds in an aggregate amount not exceeding the aggregate cash proceeds of one or more Equity Offerings, at a Redemption Price (expressed as a percentage of principal amount thereof) of 109.750% plus accrued interest, if any, to and including the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that an aggregate principal amount of the Notes equal to at least 65% of the original aggregate principal amount of the Notes (plus the principal amount of any Additional Notes) must remain outstanding after each such redemption.

            "Equity Offering" means a sale of Capital Stock (x) that is a sale of Capital Stock (other than Disqualified Stock) of the Company or a Parent entity thereof, and (y) proceeds of which in an amount equal to or exceeding the redemption amount are contributed as Capital Stock (other than Disqualified Stock) to the Issuers or any of their Restricted Subsidiaries. The Issuers may make such redemption upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the redemption date (but in no event more than 180 days after the completion of the related Equity Offering). Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Issuers' discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Equity Offering.

            (c) The Notes (and any Additional Notes) will be redeemable, at the Issuers' option, in whole, but not in part, at any time during the first 540 days following their original date of issuance with all or a portion of the proceeds of a Qualified IDS Offering. Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the Redemption Date. Any such redemption and notice may, in the Issuers' discretion, be subject to the satisfaction of one or more conditions precedent including, without limitation, the successful completion of the Qualified IDS Offering on terms and conditions acceptable to the Company. The Notes will be so redeemable at the following Redemption Prices (expressed as a percentage of principal amount), plus accrued interest, if any, to and including the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the periods set forth below (expressed as days following the date of original issuance of the Notes):


                                                                  REDEMPTION
PERIOD                                                              PRICE
------                                                            ----------
Day 1 through Day 360..........................................      107.313%
Day 361 through Day 540........................................      109.750%

            "Qualified IDS Offering" means a bona fide offering in the United States of units consisting of common stock and notes of the Company or a Parent entity thereof, the proceeds of which are contributed to the Issuers in such amount as is sufficient to redeem the Notes at the applicable Redemption Price on the date of redemption.

            (d) Redemptions of Notes will not necessarily be required to be pro rata between the Issuers. In addition, in connection with any partial redemption of Notes, the notice of redemption will advise Holders, among other things, of the several amounts of the CCI Illinois Portion and the CCI Texas Portion to be redeemed.

            Section 10.02. Applicability of Article. Redemption of Notes as permitted by Section 10.01 shall be made in accordance with this Article 10.

            Section 10.03. Election To Redeem; Notice to Trustee. In case of any redemption at the election of the Issuers of less than all of the Notes, the Issuers shall, at least 30 days prior to the Redemption Date initially fixed by the Issuers (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.

            Section 10.04. Selection by Trustee of Notes To Be Redeemed. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If Notes are to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the applicable Note. In the event of any partial redemption, the liability of each Issuer for each Note that remains outstanding shall continue in the same proportion as the relative proportions of the CCI Illinois Portion and the CCI Texas Portion, respectively.

            The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal of such Note that has been or is to be redeemed.

            Section 10.05. Notice of Redemption. Notice of redemption or purchase as provided in Section 10.01 shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at such Holder's address appearing in the Note Register.

            Any such notice shall state:

            (1) the expected Redemption Date,

            (2) the Redemption Price,

            (3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Notes to be redeemed,

            (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Note, and that, unless the Issuers default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest thereon shall cease to accrue from and after said date,

            (5) the place where such Notes are to be surrendered for payment of the Redemption Price, and

            (6) in connection with any partial redemption of Notes, the notice of redemption will advise Holders, among other things, of the several amounts of the CCI Illinois Portion and the CCI Texas Portion to be redeemed;

provided, however, that the Issuers shall have delivered to the Trustee at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the proposed Redemption Date an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section.

            In addition, if such redemption, purchase or notice is subject to satisfaction of one or more conditions precedent, as permitted by Section 10.01, such notice shall describe each such condition, and if applicable, shall state that, in the Issuers' discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed.

            Notice of such redemption or purchase of Notes to be so redeemed or purchased at the election of the Issuers shall be given by the Issuers or, at the Issuers' request, by the Trustee in the name and at the several expense of the Issuers.

            The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

            Section 10.06. Deposit of Redemption Price. On or prior to any Redemption Date, the Issuers shall deposit with the Trustee or with a Paying Agent (or, if either Issuer is acting as its own Paying Agent, such Issuer shall segregate and hold in trust as provided in Section 4.03) an amount of money sufficient to pay the Redemption Price of, and any accrued and unpaid interest on, all the Notes or portions thereof which are to be redeemed on that date.

            Section 10.07. Notes Payable on Redemption Date. Notice of redemption having been given as provided in this Article 10, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price herein specified and from and after such date (unless either of the Issuers shall default in the payment of the Redemption Price or the Paying Agent is prohibited from paying the Redemption Price pursuant to the terms of this Indenture) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with such notice, such Notes shall be paid by the Issuers at the Redemption Price. Installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such on the relevant Regular Record Dates according to their terms and the provisions of Section 3.07.

            On and after any Redemption Date, if money sufficient to pay the Redemption Price of and any accrued and unpaid interest on Notes called for redemption shall have been made available in accordance with Section 10.06, the Notes (or the portions thereof) called for redemption will cease to accrue interest and the only right of the Holders of such Notes (or portions thereof) will be to receive payment of the Redemption Price of and, subject to the last sentence of the preceding paragraph, any accrued and unpaid interest on such Notes (or portions thereof) to the Redemption Date. If any Note (or portion thereof) called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Note (or portion thereof).

            Section 10.08. Notes Redeemed in Part. Any Note that is to be redeemed only in part shall be surrendered at the Place of Payment (with, if the Issuers or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Issuers shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

            In the event of any partial redemption (other than a disproportionate redemption as provided for under Section 10.01(d)), the several obligation of each Issuer for each Note that remains outstanding shall continue in the same proportion as the relative proportions of the CCI Illinois Portion and the CCI Texas Portion, respectively.

                                   ARTICLE 11

                           SATISFACTION AND DISCHARGE

            Section 11.01. Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for in this Indenture), and the Trustee, on demand of and at the several expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

            (1) either

                (A) all Outstanding Notes theretofore authenticated and
            delivered (other than (i) Notes that have been destroyed, lost or stolen which have been replaced or paid as provided in Section 3.06, and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust, as provided in Section 4.03) have been delivered to the Trustee cancelled or for cancellation; or

                (B) all such Notes not theretofore delivered to the Trustee cancelled or for cancellation

                    (i) have become due and payable, or

                    (ii) will become due and payable at their Stated Maturity
                within one year, or

                    (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the several expense, of the Issuers,

            (2) the Issuers have irrevocably deposited or caused to be deposited with the Trustee an amount in United States dollars, U.S. Government Obligations, or a combination thereof, sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee cancelled or for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be;

            (3) the Issuers have paid or caused to be paid all other sums then payable hereunder; and

            (4) the Issuers have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that all conditions precedent provided for in this Section 11.01 relating to the satisfaction and discharge of this Indenture have been complied with, provided that any such counsel may rely on any Officer's Certificate as to matters of fact (including as to compliance with the foregoing clauses
      (1), (2) and (3)).

            Notwithstanding the satisfaction and discharge of this Indenture, the obligations of each Issuer to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to clause (2) of this
Section 11.01, the obligations of the Trustee under Section 11.02, shall survive.

            Section 11.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 4.03, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

                                   ARTICLE 12

                        DEFEASANCE OR COVENANT DEFEASANCE

            Section 12.01. The Issuers' Option To Effect Defeasance or Covenant Defeasance. The Issuers may, concurrently and only concurrently, severally terminate all of the respective obligations of the Company and the Issuers with respect to outstanding Notes and to have terminated the obligations of any or all Note Guarantors, with respect to the Note Guarantees, in each case, as set forth in this Article 12, and elect to have either Section 12.02 or Section
12.03 applied to all of the Outstanding Notes (the "Defeased Notes"), upon compliance with the conditions set forth below in Section 12.04. Either Section
12.02 or Section 12.03 may be applied to the Defeased Notes to any Redemption Date or the Stated Maturity of the Notes. Either option may be exercised to any Redemption Date or to the Stated Maturity of the Notes.

            Section 12.02. Defeasance and Discharge. Upon the Issuers' exercise under Section 12.01 of the option applicable to this Section 12.02, the Issuers and any Note Guarantors shall be deemed to have been released and discharged from their several obligations with respect to the Defeased Notes on the date the relevant conditions set forth in Section 12.04 below are satisfied (hereinafter, "Defeasance"). For this purpose, such Defeasance means that the Issuers shall be deemed to have paid and discharged their respective Several Shares of the entire indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be Outstanding only for the purposes of Section 12.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and the Issuers and each of the Note Guarantors shall be deemed to have satisfied all other obligations under such Notes, the Pledge and Guarantee Agreement and this Indenture insofar as such Notes are concerned (and the Trustee, on the demand and at the several expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Notes to receive, solely from the trust fund described in Section 12.04 and as more fully set forth in such Section, payments in respect of the principal of and premium, if any, and interest on such Notes when such payments are due, (b) the Issuers' obligations with respect to such Defeased Notes under Sections 3.04, 3.05, 3.06, 4.02 and 4.03, (c) the rights, powers, trusts, duties and im-munities of the Trustee hereunder, including the Trustee's rights under Section 7.07, and (d) this Article 12. Subject to compliance with this Article 12, the Issuers may, at their option and at any time, exercise their option under this
Section 12.02 notwithstanding the prior exercise of their option under Section
12.03 with respect to the Notes.

            Section 12.03. Covenant Defeasance. Upon the Issuers' exercise under
Section 12.01 of the option applicable to this Section 12.03, (a) the Issuers and the Note Guarantors shall be released from their respective obligations under any covenant or provision contained in Section 4.04 and 4.05 and Sections
4.07 through 4.17 and the provisions of clauses (e) and (f) of Section 5.01 shall not apply, and (b) the occurrence of any event specified in clause (3) (with respect to clauses (e) and (f) of Section 5.01), (4) through (6) (with respect to Section 4.04 and 4.05, Sections 4.07 through 4.17, inclusive, and any such covenants provided pursuant to Section 9.01(5)), inclusive, (7), (8) or (9) (with respect to Subsidiaries) or (10) of Section 6.01 shall be deemed not to be or result in an Event of Default, in each case with respect to the Defeased Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not to be Outstanding for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants or provisions, but shall continue to be deemed Outstanding for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company and the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or provision or by reason of any reference in any such covenant or provision to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Outstanding Notes shall be unaffected thereby.

            Section 12.04. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 12.02 or
Section 12.03 to the Outstanding Notes:

            (1) The Issuers shall have irrevocably deposited or caused to be deposited with the Trustee in trust for the benefit of the Holders, cash in United States dollars, U.S. Government Obligations or a combination thereof, to pay and discharge the principal of and premium, if any, and interest on the Defeased Notes on the Stated Maturity or relevant Redemption Date in accordance with the terms of this Indenture and the Notes;

            (2) The Issuers shall have delivered to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment of the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

            (3) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(9) is concerned, at any time during the period ending on the ninety-first day after the date of such deposit;

            (4) Such deposit shall not result in a breach or violation of, or constitute a Default or Event of Default under, any other agreement or instrument to which either Issuer is a party or by which it is bound;

            (5) In the case of an election under Section 12.02, the Issuers shall have delivered to the Trustee an Opinion of Counsel or other counsel in the United States to the effect that (x) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

            (6) In the case of an election under Section 12.03, the Issuers shall have delivered to the Trustee an Opinion of Counsel or other counsel in the United States to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

            (7) The Issuers shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that all conditions precedent provided for in this Section 12.04 relating to either the Defeasance under Section 12.02 or the Covenant Defeasance under
      Section 12.03, as the case may be, have been complied with. In rendering such Opinion of Counsel, counsel may rely on any Officer's Certificate as to compliance with the foregoing clauses (1), (2), (3) and (4) of this
      Section 12.04 or as to any matters of fact.

            Section 12.05. Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 4.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or such other Person that would qualify to act as successor trustee under Article 7, collectively and solely for purposes of this Section 12.05, Section 14.12 and
Section 15.12) pursuant to Section 12.04 in respect of the Defeased Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Issuers shall pay and indemnify the Trustee and its agents and hold them harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 12.04 or the principal, premium, if any, and interest received in respect thereof, other than any such tax, fee or other charge that by law is for the account of the Holders of the Defeased Notes.

            Anything in this Article 12 to the contrary notwithstanding, the Trustee shall deliver to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 12.04 hereof that, in the opinion of a nationally recognized accounting or investment banking firm expressed in a written certification thereof to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance. Subject to Article 7, the Trustee shall not incur any liability to any Person by relying on such opinion.

            Section 12.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with
Section 12.02 or 12.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the several obligations of the Issuers and each of the Note Guarantors under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.02 or 12.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accordance with Section 12.02 or 12.03, as the case may be; provided, however, that if either Issuer or any Note Guarantor makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, such Issuer or Note Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.

            Section 12.07. Repayment to Issuers. The Trustee shall pay to the Issuers upon Company Request any money held by it for the payment of principal or interest that remains unclaimed for two years. After payment to the Issuers, Holders entitled to money must look to the Issuers for payment as general creditors unless an applicable abandoned property law designates another Person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

                                   ARTICLE 13

                         NOTE GUARANTEES OF THE ISSUERS

            Section 13.01. Guarantees of the Issuers Generally.

            (a) Guarantee of Each Issuer. CCI Illinois hereby fully and unconditionally Guarantees, on a senior unsecured basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of CCI Texas under this Indenture and the Notes, whether for principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations of CCI Texas being herein called the "CCI Texas Guaranteed Note Obligations") with respect to the CCI Texas Portion. CCI Texas hereby fully and unconditionally Guarantees, on a senior unsecured basis, the punctual payment when due, subject to any applicable grace period, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of CCI Illinois under this Indenture and the Notes, whether for principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations of CCI Illinois being herein called the "CCI Illinois Guaranteed Note Obligations" and, together with the CCI Texas Guaranteed Note Obligations the "Guaranteed Note Obligations") with respect to the CCI Illinois Portion. Failing payment when due of any amount so guaranteed for whatever reason, the Note Guarantors shall be severally obligated to pay the same immediately. Proceedings or other actions to enforce such Note Guarantee of either Issuer may not be initiated or taken until the earlier of (i) 30 days after written demand for payment has been made thereunder by the Trustee or the Holders in accordance with the terms of this Indenture and (ii) the occurrence of an event specified in Section 6.01(6) or 6.01(7) with respect to such Issuer.

            (b) Further Agreements of Each Issuer that is a Note Guarantor. (i) Each Issuer that is a Note Guarantor hereby agrees that (to the fullest extent permitted by law) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of this Indenture, the Notes or the obligations of the Issuers or any Issuer that is a Note Guarantor to the Holders or the Trustee hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any Issuer that is a Note Guarantor, the recovery of any judgment against the Issuers, any action to enforce the same, whether or not a notation concerning its Note Guarantee is made on any particular Note, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor.

            (ii) Each Issuer that is a Note Guarantor hereby waives (to the fullest extent permitted by law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that (except as otherwise provided in Section 13.03) its Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Note Guarantee. Such Note Guarantee is a guarantee of payment and not of collection. Each Issuer that is a Note Guarantor further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, subject to this Article 13, (1) the maturity of the obligations guaranteed by its Note Guarantee may be accelerated as and to the extent provided in Article 6 for the purposes of such Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed by such Note Guarantee, and (2) in the event of any acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by such Note Guarantor in accordance with the terms of this Section 13.01 for the purpose of such Note Guarantee. Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Guaranteed Note obligations or against the Issuers or any other Person or any property of the Issuers or any other Person before the Trustee is entitled to demand payment and performance by any or all Issuers that are Note Guarantors of their obligations under their respective Note Guarantees or under this Indenture.

            (iii) Until terminated in accordance with Section 13.03, each Note Guarantee of the Issuers shall remain in full force and effect and continue to be effective should any petition be filed by or against the relevant Issuer for liquidation or reorganization, should the relevant Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the relevant Issuer's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on such Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

            (c) Each Issuer that is a Note Guarantor that makes a payment or distribution under its Note Guarantee shall have the right to seek contribution from the relevant non-paying Issuer so long as the exercise of such right does not impair the rights of the Holders under this Note Guarantee.

            (d) Each Issuer that is a Note Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Note Guarantee, and the waiver set forth in Section 13.04, is knowingly made in contemplation of such benefits.

            (e) Each Issuer that is a Note Guarantor also hereby agrees to pay any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under its Note Guarantee.

            Section 13.02. Continuing Guarantees. Each Note Guarantee of an Issuer shall be a continuing Guarantee and shall (i) remain in full force and effect until payment in full of the principal amount of all outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other relevant Guaranteed Note Obligations then due and owing, unless earlier terminated as provided in Section 13.03, (ii) be binding upon such Note Guarantor and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their permitted successors, transferees and assigns.

            Section 13.03. Release of Note Guarantees. Notwithstanding the provisions of Section 13.02, an Issuer will automatically and unconditionally be released from all obligations under its Note Guarantee with respect to an Issuer or the Issuers, as the case may be, and such Note Guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) with respect to the relevant predecessor Issuer, as and when provided in Section 5.02, (ii) pursuant to the terms of its Note Guarantee, (iii) upon Defeasance or Covenant Defeasance of the other Issuer's obligations, or satisfaction and discharge of this Indenture, as provided in Article 11 or Article 12, and (iv) subject to
Section 13.01(d)(iii), upon payment in full of the aggregate principal amount of all Notes then outstanding for which the other Issuer is liable and all other Guaranteed Note Obligations of the other Issuer then due and owing.

            Upon any such occurrence specified in this Section 13.03, the Trustee shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of such Note Guarantee.

            Section 13.04. Deferral of Subrogation. Each Issuer that is a Note Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against either Issuer that arise from the existence, payment, performance or enforcement of such Issuer's obligations under the Notes and this Indenture or such Note Guarantor's obligations under its Note Guarantee and this Indenture, including any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuers, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, until this Indenture is discharged and all of the Notes are discharged and paid in full ("Discharge of the Obligations"); provided, however, that following the Discharge of the Obligations, each Issuer that is a Note Guarantor shall be entitled to enforce any and all rights at law or in equity to subrogation that may otherwise be available to such Note Guarantor. If any amount shall be paid to any Issuer that is a Note Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Note Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture.

            Section 13.05. Notation Not Required. Neither the Issuers nor any Issuer that is a Note Guarantor shall be required to make a notation on the Notes to reflect such Note Guarantee or any such release, termination or discharge thereof or any modification or amendment to the forms thereof.

            Section 13.06. Surviving Persons and Assigns of Note Guarantors. All covenants and agreements in this Indenture by each Issuer that is a Note Guarantor shall bind its respective successors and assigns, whether so expressed or not.

            Section 13.07. Notices. Notice to any Issuer that is a Note Guarantor shall be sufficient if addressed to such Note Guarantor care of the Company at the address, place and manner provided in Section 1.09.

            Section 13.08. Limitation of Liability of an Issuer that is a Note Guarantor. Each Issuer that is a Note Guarantor, upon the execution and delivery of a Note Guarantee, and by its acceptance hereof, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee by such Note Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Fed-eral or state law. To effectuate the foregoing intention, the Holders and such Note Guarantor hereby irrevocably agree that the obligations of such Note Guarantor under the Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Note Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under its Note Guarantee or pursuant to Section 13.01(c), result in the obligations of such Note Guarantor under the Note Guarantee not constituting such fraudulent transfer or conveyance.

                                   ARTICLE 14

                         PLEDGE AND GUARANTEE AGREEMENT

            Section 14.01. Pledge and Guarantee Agreement. The due and punctual payment of the Notes when and as the same shall be due and payable, whether at maturity, by acceleration, repurchase, redemption, special redemption or otherwise, and interest on the overdue principal of the Notes and performance of all other obligations of the Issuers to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be unconditionally guaranteed on a non-recourse basis, limited in recourse to a second priority pledge by the Company of the common stock of the Issuers as provided in the Pledge and Guarantee Agreement. Each Holder, by its acceptance of the Notes, consents and agrees to the terms of the Pledge and Guarantee Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Trustee to enter into the Pledge and Guarantee Agreement as Second Priority Collateral Agent (as defined in the Pledge and Guarantee Agreement) and to perform its obligations and exercise their rights thereunder in accordance therewith.

            Section 14.02. Recording and Opinions. (a) The Company shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien on and security interest in the Collateral granted by the Pledge and Guarantee Agreement (subject only to Liens granted to secure the First Priority Secured Obligations (as defined in the Pledge and Guarantee Agreement)), including without limitation, the filing of financing statements, continuation statements, and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Pledge and Guarantee Agreement to all property comprising the Collateral. The Issuers shall from time to time promptly pay all financing, continuation statement and mortgage recording, registration and/or filing fees, charges and taxes relating to this Indenture and the Pledge and Guarantee Agreement, any amendments thereto and any other instruments of further assurance required hereunder or pursuant to the Pledge and Guarantee Agreement. The Trustee shall have no obligation to, nor shall it be responsible for any failure to, so register, file or record.

            (b) The Company and the Issuers shall at all times comply with the provisions of TIA Section 314(b), whether or not the TIA is then applicable to the obligations of the Company and the Issuers and the Note Guarantors under this Indenture.

            Section 14.03. Release of Collateral; Release of Note Guarantee of the Company. (a) Collateral may (and, as applicable, shall) be released or substituted only in accordance with the terms of the Pledge and Guarantee Agreement. The release of any Collateral from the terms of this Indenture and the Pledge and Guarantee Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Pledge and Guarantee Agreement.

            (b) The Company will automatically and unconditionally be released from all obligations under its Note Guarantee, and such Note Guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) with respect to the predecessor Company, as and when provided in Section 5.02,
(ii) pursuant to the terms of its Note Guarantee, (iii) upon Defeasance or Covenant Defeasance of the relevant Issuer's obligations, or satisfaction and discharge of this Indenture, as provided in Article 11 or Article 12, (iv) subject to Section 13.01(b)(iii), upon payment in full of the aggregate principal amount of all Notes then outstanding for which the relevant Issuer is liable and all other Guaranteed Note Obligations of such Issuer then due and owing and (v) in the event of an Intermediate Holdco Reorganization following the assumption of such Note Guarantee by the Intermediate Holdco.

            In the event that the Company forms an Intermediate Holdco for the purpose of holding all of the Capital Stock of the Issuers, the Company shall prior to contributing the Capital Stock of the Issuers to such Intermediate Holdco, enter into an amendment or supplement to the Pledge and Guarantee Agreement, in form and substance satisfactory to the Second Priority Collateral Agent (as defined in the Pledge and Guarantee Agreement), pursuant to which the new Intermediate Holdco shall be substituted for the Company effective upon such transfer and the Company shall be released from the Pledge and Guarantee Agreement effective upon such transfer. In connection with such amendment or supplement, the Company shall deliver to the Second Priority Collateral Agent stock powers duly endorsed in blank by such Intermediate Holdco, together with such officer's certificates and opinions of counsel of the Company and such Intermediate Holdco as the Collateral Agent may request.

            Section 14.04. Certificates of the Issuers. To the extent applicable, the Company or the Issuers shall comply (or cause compliance) with TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the lien and security interest of the Pledge and Guarantee Agreement and relating to the substitution therefor of any property or securities to be subjected to the lien and security interest of the Pledge and Guarantee Agreement. Any certificate or opinion required by TIA
Section 314(d) may be made by an Officer of the Company or the Issuers except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Second Priority Collateral Agent (as defined in the Pledge and Guarantee Agreement) in the exercise of reasonable care, which the parties hereto and the Holders agree may be counsel to the Issuers and for the Company.

            Section 14.05. Authorization of Actions To Be Taken by the Trustee Under the Pledge and Guarantee Agreement. Subject to the provisions of Sections
7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Second Priority Collateral Agent, to take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Pledge and Guarantee Agreement and (b) collect and receive any and all amounts payable in respect of the obligations of the Company and Guarantee hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Pledge and Guarantee Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or to the Trustee).

            Section 14.06. Authorization of Receipt of Funds by the Trustee Under the Pledge and Guarantee Agreement. The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Pledge and Guarantee Agreement, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Pledge and Guarantee Agreement.

            Section 14.07. Termination of Security Interest. Upon the payment in full of all of the obligations of the Issuers under this Indenture and the Notes, or upon Legal Defeasance, the Trustee shall, at the request of the Issuers, deliver a certificate to the Trustee stating that such obligations have been paid in full.

            Section 14.08. Limitation of Liability of the Company as Note Guarantor. The Company as a Note Guarantor, upon the execution and delivery of a Note Guarantee, and by its acceptance hereof, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee by such Note Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Note Guarantor hereby irrevocably agree that the obligations of such Note Guarantor under the Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Note Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under its Note Guarantee, result in the obligations of such Note Guarantor under the Note Guarantee not constituting such fraudulent transfer or conveyance.

            Section 14.09. Instructions to Trustee. The Holders of a majority in principal amount of the Notes may instruct the Trustee to take any action that the Trustee is permitted to take under the Pledge and Guarantee Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                       CONSOLIDATED COMMUNICATIONS ILLINOIS HOLDINGS, INC., as Issuer on a several, and not joint, basis, and as Note Guarantor

                       By: /s/ Robert J. Currey
                           -------------------------------------------------
                           Name: Robert J. Currey
                           Title: President and Chief Executive Officer

                       CONSOLIDATED COMMUNICATIONS TEXAS HOLDINGS, INC., as Issuer on a several, and not joint, basis, and as Note Guarantor


                       By: /s/ Robert J. Currey
                           -------------------------------------------------
                           Name: Robert J. Currey
                           Title: President and Chief Executive Officer

                       HOMEBASE ACQUISITION, LLC,
                       as Note Guarantor

                       By: /s/ Robert J. Currey
                           -------------------------------------------------
                           Name: Robert J. Currey
                           Title: President and Chief Executive Officer

                       WELLS FARGO BANK, N.A., as Trustee

                       By: /s/ Joseph P. O'Donnell
                           -------------------------------------------------
                           Name: Joseph P. O'Donnell
                           Title: Assistant Vice President

                                                                       EXHIBIT A

                                 FORM OF NOTE(1)

                                 (FACE OF NOTE)

               CONSOLIDATED COMMUNICATIONS ILLINOIS HOLDINGS, INC.
                                       AND
                CONSOLIDATED COMMUNICATIONS TEXAS HOLDINGS, INC.
                          9 3/4% SENIOR NOTES DUE 2012

CUSIP No. [o](2) [o](3)
No.                                                            $

                  Each of Consolidated Communications Illinois Holdings, Inc., a corporation duly organized and existing under the laws of the State of Delaware ("CCI Illinois"), and Consolidated Communications Texas Holdings, Inc., a corporation duly organized and existing under the laws of the State of Delaware ("CCI Texas," and together with CCI Illinois, the "Issuers," such term to include any Surviving Person or any other successor of either (as such term is defined in the Indenture referred to hereinafter)), for value received, hereby
severally, but not jointly, promises to pay to            , or registered
assigns, its several share in the proportion set forth below (with respect to each Issuer, such relative proportion, a "Several Share") of the aggregate
principal sum of $        ([     ] United States Dollars) [(or such lesser or
greater amount as shall be outstanding hereunder from time to time in accordance with Sections 3.13 and 3.14 of the Indenture referred to on the reverse hereof)](4) (the "Principal Amount") on April 1, 2012; provided that CCI Illinois shall be severally liable for only 37.5% of the Principal Amount (the "CCI Illinois Portion") and CCI Texas shall be severally liable for only 62.5% of the Principal Amount (the "CCI Texas Portion," and each of the CCI Illinois Portion and the CCI Texas Portion, a "Portion"); provided, however, that in the event of any partial redemption on a disproportionate basis, such redemption shall simultaneously reduce the respective Portions of the Issuers on such basis. Each Issuer hereby severally, but not jointly, promises to pay interest on its respective Portion, semiannually on April 1 and October 1 in each year, commencing October 1, 2004, at the rate of 9 3/4% per annum [(subject to adjustment as provided below)](5) [, except that interest accrued on this Note for periods prior to the date on which the Initial Note was surrendered in exchange for this Note will accrue at the rate or rates borne by such Initial Note from time to time during such periods](6), until the Principal Amount is paid or made

-------------------------
(1)   Insert any applicable legends from Article 2.

(2)   Include only for Initial Note.

(3)   Include only for Exchange Note.

(4)   Include only if the Note is issued in global form.

(5)   Include only for Initial Note.

(6)   Include only for Exchange Note.

available for payment. [Interest on this Note will accrue from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no interest has been paid, from the Issue Date.](7) [Interest on this Note will accrue from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly
provided for or, if no such interest has been paid, from [       ,](8).](9)
Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 days nor less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

            [The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of April 14, 2004, among the Company, the Issuers, Credit Suisse First Boston LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (the "Registration Rights Agreement"). Until (i) the date on which this Note has been exchanged for a freely transferable Exchange Security (as defined in the Registration Rights Agreement) in the Registered Exchange Offer (as defined in the Registration Rights Agreement),
(ii) the date on which this Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement (as defined in the Registration Rights Agreement), or (iii) the date on which this Note or distributed to the public pursuant to Rule 144(k) under the Securities Act: From and including the date on which a Registration Default (as defined below) shall occur to but excluding the date on which such Registration Default has been cured, Additional Interest will accrue on this Note at the rate (a) prior to the 91st day of such period (for so long as such period is continuing), of 0.25% per annum and (b) thereafter (so long as such period is continuing), increasing by a rate of 0.25% per annum during each successive 90-day period that such Registration Default shall continue. Any such additional interest shall not exceed such respective rates for such respective periods, and shall not in any event exceed 1.0% per annum in the aggregate, regardless of the number of Registration Defaults that shall have occurred and be continuing. Any such additional interest shall be paid in the same manner and on the same dates as interest payments in respect of this Note.

            Following the cure of all Registration Defaults, the accrual of such additional interest will cease. All Registration Defaults shall be deemed cured upon consummation of the Exchange Offer. For purposes of the foregoing, each of the following events, as more particularly defined in the Registration Rights Agreement, is a "Registration Default": (i) neither the Exchange Offer Registration Statement (as

------------------------
(7)   Include only for Original Notes.

(8)   Insert first date of issuance of Additional Note and its Predecessor
      Notes.

(9) Include only for Additional Notes (and Exchange Notes issued in the exchange therefor).

defined in the Registration Rights Agreement) nor a Shelf Registration Statement has been filed with the SEC on or before the 195th day after the Issue Date (or if such day is not a business day, the first business day thereafter); (ii) the Registered Exchange Offer is not consummated on or before the 300th day after the Issue Date (or if such day is not a business day, the first business day thereafter); (iii) if a Shelf Registration Statement is required to be filed under the Registration Rights Agreement, (A) the Shelf Registration Statement is not declared effective by the SEC on or before the 300th day after the Issue Date (or if such day is not a business day, the first business day thereafter) (or, in the case of a Shelf Registration Statement required to be filed in response to any change in applicable interpretations of the staff of the SEC, if later, on or before the 90th day after publication of such change) or (B) after such Shelf Registration Statement is declared effective and during the time the Company and the Issuers are required to use their reasonable best efforts to keep the Shelf Registration Statement in effect (other than as provided in Section 2(b) and 6(b) of the Registration Rights Agreement), the Company and the Issuers shall have suspended and be continuing to suspend the availability of the Shelf Registration Statement, for more than 30 days in the aggregate in any consecutive twelve-month period.](10) (11)

            Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Issuers maintained for that purpose in The Borough of Manhattan, the City of New York; provided, however, that at the option of the Issuers payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

----------------------------
(10) Include only for Initial Note when required by the Registration Rights Agreement.

(11) For an Initial Additional Note, add any similar provision, if any, as may be agreed by the Issuers with respect to additional interest on such Initial Additional Note.

            IN WITNESS WHEREOF, each of the Issuers has caused this instrument to be duly executed.

                                            CONSOLIDATED COMMUNICATIONS ILLINOIS
                                            HOLDINGS, INC.

                                            By: ________________________________
                                                Name:
                                                Title:

                                            CONSOLIDATED COMMUNICATIONS TEXAS
                                            HOLDINGS, INC.

                                            By: ________________________________
                                                Name:
                                                Title:

            This is one of the Notes referred to in the within-mentioned Indenture.

Dated:                                      WELLS FARGO BANK, N.A.,
                                              as Trustee

                                            By: ________________________________
                                                Authorized Officer

                                (REVERSE OF NOTE)

            Notes; Indenture. This Note is one of the duly authorized issue of 9 3/4% Senior Notes due 2012 of the Issuers (herein called the "Notes"), issued under an Indenture, dated as of April 14, 2004 (herein called the "Indenture," which term shall have the meanings assigned to it in such instrument), among the Issuers, Homebase Acquisition, LLC and Wells Fargo Bank, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuers, any other obligor upon this Note, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the Issue Date (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. Additional Notes may be issued under the Indenture which may vote as a class with the Notes and otherwise be treated as Notes for purposes of the Indenture.

            All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            To the extent any terms of this Note differ from, or are inconsistent with, the terms of the Indenture, the Indenture shall control.

            Guarantees. This Note is entitled to the benefits of the Note Guarantees of the Issuers that are Note Guarantors made for the benefit of the Holders. Reference is made to Article 13 of the Indenture for terms relating to such Note Guarantees, including the release, termination and discharge thereof. Neither the Issuers nor any Issuer that is a Note Guarantor shall be required to make any notation on this Note to reflect any such Note Guarantee or any such release, termination or discharge or any modification or amendment thereof.

            Ranking. The Notes rank pari passu in right of payment with all existing and future Senior Indebtedness of the Issuers, as defined in the Indenture, and the Issuers' Note Guarantees rank pari passu in right of payment with all existing and future Senior Indebtedness of the relevant Issuer that is a Note Guarantor, as defined in the Indenture.

            Optional Redemption. The Notes will be redeemable, at the Issuers' option, in whole or in part, and from time to time on and after April 1, 2008 and prior to maturity. Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to and including the Redemption Date. Any such redemption and notice may, in the Issuers' discretion, be subject to the satisfaction of one or more conditions precedent. The Notes will be so redeemable at the following Redemption Prices (expressed as a percentage of principal amount), plus accrued interest, if any, to and including the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 1 of the years set forth below:

                                                                   REDEMPTION
PERIOD                                                               PRICE
------                                                             ---------
2008............................................................     104.875%
2009............................................................     102.438%
2010 and thereafter.............................................     100.000%

            In addition, at any time and from time to time prior to April 1, 2007, the Issuers at their option may concurrently redeem the Notes (and any Additional Notes) in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (plus the principal amount of any Additional Notes), with funds in an aggregate amount not exceeding the aggregate cash proceeds of one or more Equity Offerings (as defined below), at a Redemption Price (expressed as a percentage of principal amount thereof) of 109.750% plus accrued interest, if any, to and including the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that an aggregate principal amount of the Notes equal to at least 65% of the original aggregate principal amount of the Notes (plus the principal amount of any Additional Notes) must remain outstanding after each such redemption.

            "Equity Offering" means a sale of Capital Stock (x) that is a sale of Capital Stock (other than Disqualified Stock) of the Company or a Parent entity thereof, and (y) proceeds of which in an amount equal to or exceeding the redemption amount are contributed as Capital Stock (other than Disqualified Stock) to the Issuers or any of their Restricted Subsidiaries. The Issuers may make such redemption upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the redemption date (but in no event more than 180 days after the completion of the related Equity Offering). Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Issuers' discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Equity Offering.

            Special Redemption. The Notes (and any Additional Notes) will be redeemable, at the Issuers' option, in whole, but not in part, at any time during the first 540 days following their original date of issuance with all or a portion of the proceeds of a Qualified IDS Offering. Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the Redemption Date. Any such redemption and notice may, in the Issuers' discretion, be subject to the satisfaction of one or more conditions precedent including, without limitation, the successful completion of the Qualified IDS Offering on terms and conditions acceptable to the Company. The Notes will be so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued interest, if any, to and including the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the periods set forth below (expressed as days following the date of original issuance of the Notes):

                                                                   REDEMPTION
PERIOD                                                               PRICE
------                                                             ---------
Day 1 through Day 360..........................................      107.313%
Day 361 through Day 540........................................      109.750%

            "Qualified IDS Offering" means a bona fide offering in the United States of units consisting of common stock and notes of the Company or a Parent entity thereof, the proceeds of which are contributed to the Issuers in such amount as is sufficient to redeem the Notes at the applicable redemption price on the date of redemption.

            In the event of any partial redemption (other than a disproportionate redemption), the several obligation of each Issuer for each Note that remains outstanding shall continue in the same proportion as the relative proportions of the CCI Illinois Portion and the CCI Texas Portion, respectively.

            Change of Control. The Indenture provides that, upon the occurrence of a Change of Control, each Holder will have the right to require that the Issuers concurrently repurchase all or any part of such Holder's Notes at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of such repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment
Date); provided, however, that the Issuers shall not be obligated to purchase Notes in the event they have exercised their right to redeem all the Notes as described above.

            The Notes will not be entitled to the benefit of a sinking fund.

            The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and certain Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

            If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

            Amendments; Supplement; Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuers and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company, the Issuers and the Trustee with the written consent of the Holders of not less than a majority in aggregate principal amount of Outstanding Notes (including amounts obtained in connection with a tender offer or exchange offer for Notes). The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes to waive compliance by the Company or either of the Issuers with certain provisions of the Indenture, this Note, any Note Guarantee or the Pledge and Guarantee Agreement and certain past defaults under the Indenture and their consequences.

            Limitation on Suits. As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to pursue such remedy in respect of such Event of Default as Trustee and offered the Trustee reasonable security or indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of security or indemnity.

            Obligations Absolute. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the several obligation of each Issuer, which is absolute and unconditional, to pay its Several Share of the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, prescribed in this Note and in the Indenture.

            Registration. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuers in a Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Notes are issuable only in registered form without coupons in denominations of $1,000.00 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

            No service charge shall be made for any such transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Note for registration of transfer, the Company, the Issuers, any other obligor in respect of this Note, the Trustee and any agent of the Company, the Issuers, such other obligor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Issuers, any other obligor upon this Note, the Trustee nor any such agent shall be affected by notice to the contrary.

            Limitation on Liability. No director, officer, employee, incorporator or stockholder of the Company, the Issuers, any Note Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Company, the Issuers or any Note Guarantor under the Indenture, the Notes or any Note Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Holder, by accepting this Note, hereby waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

            Collateral and Pledge and Guarantee Agreement. This Note will be entitled to the benefit of certain Collateral. Reference is hereby made to the Indenture and the Pledge and Guarantee Agreement for a statement of the rights and limitations of Holders and the Trustee thereunder.

            Governing Law; Submission to Jurisdiction. THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES OF THE ISSUERS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE ISSUERS, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES.

                FORM OF NOTATION OF NOTE GUARANTEE BY THE COMPANY

            For value received, Homebase Acquisition, LLC (the "Company") has guaranteed on a limited non-recourse basis, to the extent set forth in the Pledge and Guarantee Agreement dated April 14, 2004 among Homebase Acquisition, LLC, Citicorp North America Inc., as collateral agent for the first priority secured parties, and Wells Fargo Bank, N.A., as collateral agent for the second priority secured parties (the "Pledge and Guarantee Agreement"), (a) the due and punctual payment, subject to any applicable grace periods, of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture (defined below)), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the indenture dated April 14, 2004 (the "Indenture") among the Issuers, the Company and Wells Fargo Bank, N.A, as Trustee (the "Trustee") and
(b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise (the "Note Guarantee"). The Note Guarantee is limited in recourse to a second priority pledge of the common stock of the Issuers as set forth in the Pledge and Guarantee Agreement. The obligations of the Company to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Pledge and Guarantee Agreement are expressly set forth in Section 3 of the Pledge and Guarantee Agreement and reference is hereby made to the Pledge and Guarantee Agreement for the precise terms of the Note Guarantee. The obligations of the Company will be released only in accordance with the provisions of Section 3 of the Pledge and Guarantee Agreement. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions.

                                    HOMEBASE ACQUISITION, LLC, as Note Guarantor

                                    By: ________________________________________
                                        Name:
                                        Title:

                            [FORM OF TRANSFER NOTICE]

         FOR VALUE RECEIVED the undersigned holder hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
Insert Taxpayer Identification No.

________________________________________________________________________________
(Please print or typewrite name and address including zip code of assignee)

________________________________________________________________________________
________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing
________________________________________________________________________________
attorney to transfer such Note on the books of the Issuers with full power of substitution in the premises.

[Check One]

[ ](a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

[ ](b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.


If neither of the foregoing boxes is checked, the Trustee or other Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such registration of transfer set forth herein and in Section 313 of the Indenture shall have been satisfied.](12)

Date:  _____________________

                                                  ______________________________
                                                  NOTICE:The signature to this
                                                  assignment must correspond
                                                  with the name as written upon
                                                  the face of the
                                                  within-mentioned instrument in
                                                  every particular, without
                                                  alteration or any change
                                                  whatsoever.

Signature Guarantee:  _______________________________

---------------------------
(12) Include only for an Initial Note or an Initial Additional Note, in accordance with the Indenture.

            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:  _____________    ______________________________________________________
                          NOTICE: To be executed by an executive officer(13)

---------------------
(13) Include only for an Initial Note or an Initial Additional Note, in accordance with the Indenture.

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you wish to have this Note purchased by the Issuers pursuant to
Section 4.12 or 4.15 of the Indenture, check the box: [ ].

            If you wish to have a portion of this Note purchased by the Issuers pursuant to Section 4.12 or 4.15 of the Indenture, state the amount (in principal amount) below:

                             $______________________

Date: _____________________

Signature Guarantee: _______________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee: _______________________________

            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

            The following increases or decreases in this Global Note have been made:

                                                                       Principal amount
                            Amount of              Amount of          of this Global Note        Signature of
                          decreases in            increases in          following such        authorized officer
                       Principal Amount of    Principal Amount of        decreases or        of Trustee or Notes
Date of Exchange        this Global Note        this Global Note           increases              Custodian
----------------       -------------------    -------------------     -------------------    -------------------

                                                                       EXHIBIT B

                   FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP

                                                       On or after [     ], 2004

Wells Fargo Bank, N.A.
213 Court Street, Suite 703
Middletown, CT 06457
Attn: Corporate Trust Services

       Re: Consolidated Communications Illinois Holdings, Inc. and Consolidated Communications Texas Holdings, Inc. (together, the "Issuers")
            9 3/4% Senior Notes due 2012 (the "Notes")

Ladies and Gentlemen:

            This letter relates to $          principal amount of Notes
represented by the offshore [temporary] global note certificate (the "Offshore [Temporary] Global Note"). Pursuant to Section 3.13(3) of the Indenture dated as of April 14, 2004 among relating to the Notes (the "Indenture"), we hereby certify that (1) we are the beneficial owner of such principal amount of Notes represented by the Offshore [Temporary] Global Note and (2) we are either (i) a Non-U.S. Person (as defined in The Securities Act of 1933, as amended (the "Act")) to whom the Notes could be transferred in accordance with Rule 904 of Regulation S ("Regulation S") promulgated under the Act, or (ii) a U.S. Person (as defined in the Act) who purchased securities in a transaction that did not require registration under the Act.

            You, the Issuers, the Company and counsel for the Issuers and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Holder]

                                        By: ____________________________________
                                            Authorized Signature

                                                                       EXHIBIT C

                        FORM OF REGULATION S CERTIFICATE

Wells Fargo Bank, N.A.
213 Court Street, Suite 703
Middletown, CT 06457
Attn: Corporate Trust Services

     Re: Consolidated Communications Illinois Holdings, Inc. and Consolidated Communications Texas Holdings, Inc. (together, the "Issuers")
            9 3/4% Senior Notes due 2012 (the "Notes")

Ladies and Gentlemen:

            In connection with our proposed sale of $        aggregate principal
amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly, we hereby certify as follows:

            1. The offer of the Notes was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(k) of Regulation S under the circumstances described in Rule 902(h)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

            2. Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

            3. No directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable.

            4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            5. If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Notes, and the proposed transfer takes place before end of the distribution compliance period under Regulation S, or we are an officer or director of either of the Issuers or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904 of Regulation S.

            6. If the proposed transfer takes place before the end of the distribution compliance period under Regulation S, the beneficial interest in the Notes so transferred will be held immedi-ately thereafter through Euroclear (as defined in such Indenture) or Clearstream (as defined in such Indenture).

            7. We have advised the transferee of the transfer restrictions applicable to the Notes.

            You, the Issuers, the Company and counsel for the Issuers and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of SELLER]

                                        By: ____________________________________
                                            Name:
                                            Title:
                                            Address:

Date of this Certificate:  ___________, 200___

                                      C-2